Exhibit 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION






         THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the twenty-fifth day of July, 1997, among ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, VAL COR BANCORPORATION, INC. ("Val Cor"), a Colorado corporation having its principal office in Cortez, Colorado, VALLEY NATIONAL BANK OF CORTEZ ("Valley"), a national banking association organized under the laws of the United States, SKY VALLEY BANK CORP. (the "Company"), a Colorado corporation having its principal office in Alamosa, Colorado, THE FIRST NATIONAL BANK IN ALAMOSA (the "Bank"), a national banking association organized under the laws of the United States, RALPH H. OUTCALT ("Outcalt"), an adult resident of the State of Colorado, and DONALD J. WUCKERT ("Wuckert"), an adult resident of the State of Colorado

                          W I T N E S S E T H  T H A T :

         WHEREAS, Outcalt and Wuckert are shareholders of the Company who, between the two of them, own in excess of 63.6 percent of the outstanding voting stock of the Company;

         WHEREAS, the Company is a bank holding company and the sole shareholder of the Bank;

         WHEREAS, Zions Bancorp is a bank holding company and the sole shareholder of Val Cor;

         WHEREAS, Val Cor is a bank holding company which owns approximately
99.1 percent of the outstanding capital stock of Valley as of the date of this Agreement;

         WHEREAS, Zions Bancorp and Val Cor each desire to affiliate with the Company through the merger of the Company with and into Val Cor, with Val Cor to be the surviving corporation (the "Holding Company Merger") and, in addition, to cause the merger of Valley with and into the Bank, with the Bank to be the surviving national banking association (the "Bank Merger");

         WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company, its shareholders, its customers and those of the Bank and the areas served by the Company and the Bank to become affiliated with Zions Bancorp through the Holding Company Merger and to cause the Bank Merger;

         WHEREAS, the respective boards of directors of Valley and the Bank have determined that it would be in the best interests of Valley or the Bank, as the case may be, its shareholders and customers, for Valley and the Bank to merge with each other;

         WHEREAS, the respective Boards of Directors of Zions Bancorp, Val Cor, and the Company have agreed to cause the Holding Company Merger pursuant to the provisions of section 7-111-101 et seq. of the Colorado Business Corporation Act and to cause the Bank Merger pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. ss. 215a);

         WHEREAS, the respective Boards of Directors of Valley and the Bank have agreed to cause the Bank Merger pursuant to the provisions of section 215a of the National Bank Act;

         WHEREAS, the parties intend that the Holding Company Merger and the Bank Merger qualify as one or more tax-free reorganizations under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Outcalt and Wuckert desire to facilitate the Holding Company Merger and the Bank Merger;

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         NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties agree as follows:


1.       Combinations.

         1.1.  Form of Combinations.

               (a) Val Cor and the Company will execute a merger agreement (the "Holding Company Merger Agreement") substantially in the form of Exhibit I annexed hereto. Subject to the provisions of the Holding Company Merger Agreement, the Company will be merged with and into Val Cor in the Holding Company Merger and Val Cor shall be the surviving corporation. The shares of common stock of the Company (the "Company Common Stock") shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2(a)(i) hereof.

               (b) Valley and the Bank will execute a merger agreement (the "Bank Merger Agreement") substantially in the form of Exhibit II annexed hereto. Immediately following the effectiveness of the Holding Company Merger, and subject to the provisions of the Bank Merger Agreement, Valley will be merged with and into the Bank in the Bank Merger and the Bank shall be the surviving national banking association. The shares of common stock of Valley (the "Valley Common Stock") shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2(a)(ii) hereof.

         1.2.  Consideration for Mergers.

               (a) Exchange Ratios. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section 1.1 hereof:

                  (i) each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock") calculated by dividing 573,135 by the total number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date; and

                  (ii) each holder of shares of Valley Common Stock other than Val Cor shall be entitled to receive from Val Cor, in exchange for each share of the common stock of Valley, $5.00 par value (the "Valley Common Stock") held of record by such stockholder as of the Effective Date, $47.25.

         1.3. No Fractional Shares. Zions Bancorp will not issue fractional shares of its stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times $33.50. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

         1.4. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.5 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp

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Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii)
dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with
Section 1.3 hereof.

         1.5.  Designation of Exchange Agent.

               (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

               (b) Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Common Stock in accordance with this Agreement.

               (c) Val Cor will, promptly after the Effective Date, issue and deliver to Zions Bank the cash to be paid to holders of Valley Common Stock other than Val Cor in accordance with this Agreement.

         1.6. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock or Valley Common Stock, as the case may be, except to such holders as shall have waived the notice required by this Section 1.6, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company or Valley, as the case may be.

         1.7. Treatment of Stock Options. Each stock option to purchase Company Common Stock or Valley Common Stock not exercised prior to the Effective Date shall automatically be canceled on and as of the Effective Date.

         1.8. Voting Agreements. Simultaneously herewith, Outcalt and Wuckert and each other shareholder of the Company who is listed on Schedule 1.8 annexed hereto shall each enter into an agreement with Zions Bancorp, substantially in form and substance as that set forth as Exhibit III attached hereto, in which he or she agrees to vote all shares of Company Common Stock which may be voted, or whose vote may be directed, by him or her, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transaction shall be considered.

         1.9. Employee Benefits. If any employee of the Company or of the Bank becomes a participant in any employment benefit plan, practice, or policy of Zions Bancorp, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Date with the Company or the Bank for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of the Company or the Bank that continue in effect following the Effective Date.


2.       Effective Date.

         The Effective Date shall be the date which is the latest of:

         2.1. Shareholder Approval. The day upon which the shareholders of the Company approve, ratify, and confirm the Holding Company Merger; or

         2.2. Bank Shareholder Approval. The day upon which the shareholders of Valley approve, ratify, and confirm the Bank Merger; or

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         2.3. Federal Reserve Approval. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Holding Company Merger, or (b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or (c) the date ten days following the date on which the Board of Governors indicates its waiver of jurisdiction over the Holding Company Merger; or

         2.4. OCC Approval. The first to occur of (a) the date thirty days following the date of the order of the Office of the Comptroller of the Currency (the "OCC") approving the Bank Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the OCC shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

         2.5. Utah Commissioner Approval. If such an order shall be required by law, the date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Utah (the "Commissioner") approving the transactions contemplated by this Agreement; or

         2.6. Colorado Division Approval. If such an order shall be required by law, the date ten days following the date of the order of the Colorado Division of Banking (the "Division") approving the transactions contemplated by this Agreement; or

         2.7. Other Regulatory Approvals. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run; or

         2.8. Expiration of Stays. Ten days after any stay of the approvals of any of the Board of Governors, the OCC, the Commissioner, or the Division of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

         2.9. Mutual Agreement. Such other date as shall be mutually agreed to by Zions Bancorp and the Company.


3.       Conditions Precedent to Performance of Obligations of the Parties.

         The obligations of Zions Bancorp, Val Cor, and the Company to consummate the Holding Company Merger and the obligations of Valley Bank and the Bank to consummate the Bank Merger shall be subject to the conditions that on or before the Effective Date:

         3.1. Regulatory Approvals. Orders, consents, and approvals, in form and substance reasonably satisfactory to Zions Bancorp and the Company, shall have been entered by the requisite governmental authorities, granting the authority necessary for consummation of the transactions contemplated by this Agreement and the operation by Zions Bancorp and Val Cor of the business of the Company, the business of the Bank, and each of the branches of the Bank, pursuant to the provisions of applicable law; and all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied.

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         3.2. Absence of Litigation. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Holding Company Merger or the Bank Merger, or which would reasonably be expected to restrict materially the operation of the business of the Company or that of the Bank or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

         3.3. Accounting Treatment. It shall have been determined to the satisfaction of Zions Bancorp that the reorganization contemplated by this Agreement will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Zions Bancorp shall have received a letter to the above effect from KPMG Peat Marwick, certified public accountants.

         3.4.  Registration Statement.

               (a) Effectiveness. The registration statement to be filed by Zions Bancorp with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") in connection with the registration of the shares of Zions Bancorp Stock to be used as consideration in connection with the Holding Company Merger (the "Registration Statement") shall have become effective under that Act, and Zions Bancorp shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the avail ability of exemptions from registration requirements necessary to issue Zions Bancorp Stock in the Holding Company Merger.

               (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop- order by the SEC or any state securities authority.

         3.5. Federal Income Taxation. Zions Bancorp and the Company shall have received a written opinion of Duane, Morris & Heckscher LLP, or of another firm mutually agreeable to Zions Bancorp and the Company, applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more reorganizations under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder.

         3.6. Adverse Legislation. Subsequent to the date of this Agreement no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of any of the material transactions contemplated by this Agreement impossible.


4. Conditions Precedent to Performance of the Obligations of Zions Bancorp, Val Cor, and Valley.

         The obligations of Zions Bancorp, Val Cor, and Valley hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions Bancorp in writing unless not so permitted by law:

         4.1.  Approval by Shareholders of the Company and the Bank.

               (a) The shareholders of the Company, acting pursuant to a proxy statement in form and substance satisfactory to Zions Bancorp and its counsel, shall have authorized, ratified, and confirmed the Holding Company Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the applicable laws of the State of Colorado.

               (b) The shareholder of the Bank shall have authorized, ratified, and confirmed the Bank Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Bank, in accordance with the applicable laws of the United States.

         4.2. Representations and Warranties; Performance of Obligations. All representations and warranties of the Company, the Bank, Outcalt, and Wuckert contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of the Company, the Bank, Outcalt, or Wuckert contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by the Company, the Bank, Outcalt, or Wuckert on or prior to the Effective Date shall have been so performed or met. On the Effective Date, Outcalt, Wuckert, and the president and chief executive officer and the chief financial officer of each of the Company and the Bank shall deliver to Zions Bancorp a certificate to that effect. The delivery of such certificates shall in no way diminish the warranties, representations, covenants, and obligations of the Company, the Bank, Outcalt, and Wuckert made in this Agreement.

         4.3. Opinion of Company Counsel. Zions Bancorp, Val Cor, and Valley shall have received a favorable opinion from Kettelkamp, Young & Kettelkamp, P.C., or from other legal counsel agreeable to Zions Bancorp, dated the Effective Date, substantially in form and substance as that set forth as Exhibit IV attached hereto.

         4.4. Opinion of Company Litigation Counsel. Zions Bancorp, Val Cor, and Valley shall have received a favorable opinion from legal counsel handling litigation matters for the Company and the Bank, dated the Effective Date, substantially in form and substance as that set forth as Exhibit V attached hereto.

         4.5. Delivery of Branch Authorizations. The Company shall have delivered to Zions Bancorp originals or certified copies of all of the regulatory authorizations entitling the Bank to operate each of its branch offices, together with a certification by the president and chief executive officer and the chief financial officer of the Bank dated the Effective Date, certifying that such branch certificates have not been revoked or threatened to be revoked and that such certificates are in full force and effect.

         4.6.  No Adverse Developments.

               (a) During the period from March 31, 1997 to the Effective Date,
(i) there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank taken as a whole, nor shall the Company or the Bank have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and (ii) none of the events described in clauses (a) through (f) of Section 6.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

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                (b) As of the Effective Date, the capital structure of the
Company and the capital structure of the Bank shall be as stated in section 6.9.

                (c) As of the Effective Date, other than liabilities incurred in the ordinary course of business subsequent to December 31, 1996, there shall be no liabilities of the Company or the Bank which are material to the Company on a consolidated basis which were not reflected on the consolidated statement of condition of the Company as of December 31, 1996 or in the related notes to the consolidated statement of condition of the Company as of December 31, 1996.

               (d) No adverse action shall have been instituted or threatened by any governmental authority, or referred by a governmental authority to another governmental authority, for the enforcement or assessment of penalties for the violation of any laws of regulations relating to equal credit opportunity, fair housing, or fair lending.

               (e) Zions Bancorp shall have received a certificate dated the Effective Date, signed by the president and the chief financial officer of the Company and the president and the chief financial officer of the Bank, certifying to the matters set forth in paragraphs (a), (b), (c), and (d) of this section 4.6. The delivery of such officers' certificate shall in no way diminish the warranties and representations of the Company or those of the Bank made in this Agreement.

         4.7. Consolidated Net Worth. On and as of the Effective Date, the consolidated net worth of the Company as determined in accordance with generally accepted accounting principles shall not be less than the sum of (a) $7,478,526 and (b) the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options on or after March 31, 1997.

         4.8. Loan Loss Reserve. On and as of the Effective Date, the aggregate reserve for loan losses of the Bank as determined in accordance with generally accepted accounting principles shall not be less than $849,545.

         4.9. CRA Rating. The CRA rating of the Bank shall be no lower than "satisfactory."

         4.10. Employment Agreement. David E. Broyles shall have entered into an employment agreement with the Bank substantially in form and substance as that set forth as Exhibit VI attached hereto.

         4.11. Advisory Agreements. Each of Outcalt and Wuckert shall have entered into advisory agreements with the Bank substantially in form and substance as that set forth as Exhibit VII attached hereto.


5. Conditions Precedent to Performance of Obligations of the Company and the Bank.

         The obligations of the Company and the Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing unless not so permitted by law:

         5.1. Approval by Shareholders of Valley. The shareholders of Valley shall have authorized, ratified, and confirmed the Bank Merger by not less than the requisite percentage of the outstanding voting stock of each class of Valley, in accordance with the applicable laws of the United States.

         5.2. Representations and Warranties; Performance of Obligations. All representations and warranties of Zions Bancorp, Val Cor, and Valley contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions Bancorp, Val Cor, and Valley contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by Zions Bancorp, Val Cor, or Valley on or prior to the Effective Date shall have been so performed or met. On the Effective Date, either the President or an Executive Vice President of Zions Bancorp and either the Chairman of the Board or the President of each of Val Cor and Valley shall deliver to the Company a certificate to that effect. The delivery of such officer's certificate shall in no way diminish the warranties, representa tions, covenants, and obligations of Zions Bancorp, Val Cor, and Valley made in this Agreement.

         5.3. Opinion of Zions Bancorp Counsel. The Company and the Bank shall have received a favorable opinion of Duane, Morris & Heckscher LLP, dated the Effective Date, substantially in form and substance as that set forth as Exhibit VIII attached hereto.

         5.4. No Adverse Developments. During the period from March 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Zions Bancorp nor shall Zions Bancorp have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by either the President of Zions Bancorp or an Executive Vice President of Zions Bancorp to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions Bancorp made in this Agreement.

         5.5. Status of Zions Bancorp Stock. Zions Bancorp Stock shall be listed on the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on a national securities exchange).


6.       Representations and Warranties of the Company and the Bank.

         Outcalt, Wuckert, and the Company (with respect to the Company and the Bank) and the Bank (solely with respect to itself) each represent and warrant to Zions Bancorp, Val Cor, and Valley as follows:

         6.1. Organization, Powers, and Qualification. Each of the Company and the Bank is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of the Company and the Bank owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect the operation and properties of the Company or the Bank in any material respect. Each of the Company and the Bank is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect the operation and properties of the Company or the Bank in any material respect.

         6.2. Execution and Performance of Agreement. Each of the Company and the Bank has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

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         6.3.  Absence of Violations.  Except as set forth on Schedule 6.3 hereof:

               (a) neither the Company nor the Bank is in violation of its respective charter documents or bylaws, nor of any applicable federal, state, or local law or ordinance nor any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a materially adverse effect on its business, properties, liabilities, financial position, results of operations, or prospects; and neither the Company nor the Bank has received any claim or notice of violation with respect thereto;

               (b) neither the Company nor the Bank nor any member of the management of either of them is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the OCC, the Federal Deposit Insurance Corporation (the "FDIC"), any other banking or securities authority of the United States or the State of Colorado, or any other regulatory agency that relates to the conduct of the business of the Company or the Bank or their assets; and except as previously disclosed to Zions Bancorp in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened;

               (c) each of the Company and the Bank has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and with all other laws applicable to the operations of the Company and the Bank and the regulations adopted under each of those laws, so that transactions be executed and assets be maintained in accordance with such laws and regulations; and the policies and practices of each of the Company and the Bank with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to its management; and

               (d) the Bank has established a CRA policy which provides for (i) goals and objec tives consistent with CRA; (ii) a methodology for self-assessment by the board of directors of the Bank; (iii) ongoing CRA training of all personnel of the Bank, including the members of its board of directors; and (iv) procedures whereby all significant CRA-related activity is documented; and the Bank has officially designated a CRA officer who reports directly to the board of directors and is responsible for the CRA program of the Bank.

         6.4. Compliance with Agreements. Neither the Company nor the Bank is in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate. The capital ratios of each of the Company and the Bank comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

         6.5. Binding Obligations; Due Authorization. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of each of the Company and the Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of the Company and the Bank. Subject to approval by its shareholders of this Agreement, no other corporate proceedings on the part of either the Company or the Bank are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

         6.6. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of the Company or the Bank. Such execution, consummation, or fulfillment will not (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or, except as set forth on Schedule 6.6 hereof, give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of the Company or the Bank pursuant to any material agreement or instrument under which the Company or the Bank is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of the Company or the Bank in respect of which it is an obligor; (b) if the Holding Company Merger is approved by the Board of Governors under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the transactions contemplated by this Agreement are approved by the OCC, the Commissioner, and the Division, violate any law, statute, rule, or regulation of any government or agency to which the Company or the Bank is subject and which is material to its operations; or (c) violate any judgment, order, writ, injunction, decree, or ruling to which the Company or the Bank or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the OCC, the Commissioner, and the Division.

         6.7.  Compliance with BHC Act.

         (a) The Company is registered as a bank holding company under the BHC Act. All of the activities and investments of the Company conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

         (b) No corporation or other entity, other than the Company, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over the Bank or over any company that directly or indirectly has control over the Bank.

         6.8.  Subsidiaries.

               (a) Other than the Bank, which is a direct, wholly-owned subsidiary of the Company, the Company does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares held by the Bank for the account of others in a fiduciary or custodial capacity in the ordinary course of its business). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of the Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Bank. There are no other direct or indirect subsidiaries of the Company which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of the Company or the financial statements of the Bank prepared in accordance with generally accepted accounting principles.

               (b) Except as specified in the previous subsection, neither the Company nor the Bank has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

         6.9.  Capital Structure.

               (a) The authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, $0.01 par value, of which, as of the date of this Agreement, 2,200 shares have been duly issued and are validly outstanding, fully paid, and held by approximately forty-two shareholders of record; no shares are issued and held in the treasury of the Company. The aforemen tioned shares of Company Common Stock are the only voting securities of the Company authorized, issued, or outstanding as of such date; and except as set forth on Schedule 6.9 hereof, no subscrip tions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Company are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Company. None of the Company Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Company.

               (b) Schedule 6.9 hereof lists all options to purchase Company securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration. Schedule 6.9 hereof further lists all shares of Company Common Stock reserved for issuance pursuant to stock option plans, agreements, or arrangements but not yet issued and all options upon shares of Company Common Stock designated or made available for grant but not yet granted.

               (c) The authorized capital stock of the Bank consists of 2,200 shares of common stock, $100.00 par value (the "Bank Common Stock"), of which, as of the date of this Agreement, 2,200 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The aforementioned shares of Bank Common Stock are the only voting securities of the Bank authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Bank are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Bank. None of the Bank Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Bank.

               (d) None of the shares of Company Common Stock or Bank Common Stock has been issued in violation of the preemptive rights of any shareholder.

               (e) As of the date hereof, to the best of the knowledge of the Company and the Bank, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either the Company or the Bank to vote or to dispose of his or its shares of capital stock of that entity.

               (f) The Company has not granted any shareholders' rights to dissent from any merger.

         6.10. Articles of Incorporation, Bylaws, and Minute Books. The copies of the articles of incorporation and all amendments thereto and of the bylaws, as amended, of the Company and the Bank that have been provided to Zions Bancorp and certified by the Company as complete and true copies are true, correct, and complete copies thereof. The minute books of the Company and the Bank which have been made available to Zions Bancorp for its continuing inspection until the Effective Date contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of the Company and the Bank since their respective inceptions. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of the Company and the Bank and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of the Company or the Bank.

         6.11. Books and Records. The books and records of each of the Company and the Bank fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Each of the Company and the Bank follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. The Company and the Bank have made all accruals in amounts which fairly report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of the Company and the Bank has filed all material reports and returns required by any law or regulation to be filed by it.

         6.12. Regulatory Approvals and Filings, Contracts, Commitments, etc. The Company has made or will, no later than ten business days after the date hereof, make available to Zions Bancorp or grant to Zions Bancorp continuing access until the Effective Date to originals or copies of the following documents relating to the Company and the Bank:

               (a) All regulatory approvals received since January 1, 1992, of the Company and the Bank relating to all bank and nonbank acquisitions or the establishment of de novo operations;

               (b) All employment contracts, election contracts, retention contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of the Company or the Bank, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

               (c) All material contracts, agreements, leases, mortgages, and commitments, except those entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

               (d) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby, or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

               (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which the Company or the Bank operates its businesses or is authorized to operate its businesses, or with respect to which the Company or the Bank has any application pending for authorization to operate its businesses;

               (f) Any pending application, including any documents or materials related thereto, which has been filed by the Company or the Bank with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

               (g) All federal, state, and local tax returns, including any amended returns, filed by the Company or the Bank for the years 1991 through 1996, a copy of the most recent audit examination of each of the Company and the Bank by the Internal Revenue Service ("IRS"), and a copy of all correspondence or other documents with respect to any examination that has not yet been resolved, a copy of the most recent state or local tax agency examination, if any, of each of the Company and the Bank, and a copy of all correspondence or other documents with respect to any examination that has not yet been resolved, and all tax rulings, closing agreements, settlement agreements, or similar documents with respect to the Company or the Bank received from or entered into with the IRS or any other taxing authority since January 1, 1988 or that would have continuing effect after the Effective Date.

         6.13. Financial Statements. The Company has furnished to Zions Bancorp its consolidated statement of condition as of each of December 31, 1994, December 31, 1995, December 31, 1996, and March 31, 1997, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Company Financial Statements"). All of the Company Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and (b) are in accordance with the books and records of the Company and the Bank which have been main tained in accordance with generally accepted accounting principles or the requirements of financial institution regulatory authorities, as the case may be, and (c) fairly reflect the consolidated financial position of the Company as of such dates, and the consolidated results of operations of the Company for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of the Company as of such dates.

         6.14.  Call Reports; Bank Holding Company Reports.

               (a) The Bank has made available to Zions Bancorp its Consolidated Reports of Condition and Consolidated Reports of Income for the calendar quarters dated March 31, 1995 and thereafter. All of such Consolidated Reports of Condition and Consolidated Reports of Income, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles applied in all material respects or, to the extent different from generally accepted accounting principles, accounting principles mandated by the applicable instructions to such Consolidated Reports of Condition or Consolidated Reports of Income.

               (b) No adjustments are required to be made to the equity capital account of the Bank as reported on any of the Consolidated Reports of Condition referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles as of such date.

               (c) The Company has furnished to Zions Bancorp (i) its annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 1996, and (ii) its quarterly reports on Forms FR Y-9C and FR Y-9LP as filed with the Board of Governors as of March 31, 1997.

         6.15. Absence of Undisclosed Liabilities. At March 31, 1997, neither the Company nor the Bank had any obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or which when combined with all similar obligations or liabilities would have been material, to the Company, except (a) as disclosed in the Company Financial Statements, or (b) as set forth on Schedule 6.15 hereof, or (c) for unfunded loan commitments made by the Company or the Bank in the ordinary course of their business consistent with past practice. The amounts set up as current liabilities for taxes in the Company Financial Statements are sufficient for the payment of all taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes and any interest, penalties, or additions to tax with respect thereto ("Tax" or "Taxes")) accrued in accordance with generally accepted accounting principles and unpaid at March 31, 1997. Since March 31, 1997, neither the Company nor the Bank has incurred or paid any obligation or liability that would be material (on a consolidated basis) to the Company, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.15 hereof, or (z) as expressly contemplated herein.

         6.16. Absence of Certain Developments. Since March 31, 1997, except as set forth on Schedule 6.16 hereof, there has been (a) no material adverse change in the condition, financial or otherwise, or to the assets, properties, liabilities, or businesses of the Company and the Bank, (b) no material deterioration in the quality of the consolidated loan portfolio of the Company, and no material increase in the consolidated level of nonperforming assets or non-accrual loans at the Company or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses; (c) no declaration, setting aside, or payment by the Company or the Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of the Company or the Bank, other than customary cash dividends paid by the Company or the Bank whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice; (d) no repurchase by the Company of any of its capital stock; (e) no material loss, destruction, or damage to any material property of the Company or the Bank, which loss, destruction, or damage is not covered by insurance; and
(f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by the Company or the Bank nor any substantial amendment or termination of any material contract outside the ordinary course of business to which the Company or the Bank is a party, nor any other transaction by the Company or the Bank involving an amount in excess of $25,000 other than for fair value in the ordinary course of its business. Since March 31, 1997, except as set forth on Schedule 6.16 hereof, (x) each of the Company and the Bank has conducted its business only in the ordinary course of such business and consistent with past practice; (y) the Company, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at March 31, 1997; and (z) the Company, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1995 and 1996 and the first three months of 1997, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

         6.17. Reserve for Possible Credit Losses. The Company's consolidated reserve for possible credit losses is adequate to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of the Company, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management periodically reevaluates the adequacy of such reserve based on portfolio performance, current economic conditions, and other factors.

         6.18.  Tax Matters.

               (a) Except as set forth on Schedule 6.18 hereof, all Tax returns and reports required to be filed by or on behalf of the Company or the Bank have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1996, and all returns filed are complete and accurate and properly reflect its Taxes for the periods covered thereby. All Taxes shown or required to be shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any Taxes that might result in a determination adverse to the Company or the Bank, except as reserved against in the Company Financial Statements. All Taxes due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

               (b) Neither the Company nor the Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

               (c) To the extent any Taxes are due from, but have not yet been paid by, the Company or the Bank for the period or periods beginning January 1, 1997 or thereafter through and including the Effective Date, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of the Company prepared before the Effective Date.

               (d) Except as set forth on Schedule 6.18 hereof, deferred Taxes of the Company and the Bank have been provided for in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

               (e) The deductions of the Bank for bad debts taken and the reserve of the Bank for loan losses for federal income tax purposes at December 31, 1996, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

               (f) Other than liens arising under the laws of the State of Colorado with respect to taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of the Company or the Bank.

               (g) The Company and the Bank (A) have timely filed all information returns or reports required to be filed with respect to Taxes, including but not limited to those required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code, (B) have properly and timely provided to all persons, other than taxing authorities, all information reports or other documents (for example, Form 1099s, Form W-2s, and so forth) required to be provided to such persons under applicable law, and (C) have exercised due diligence in obtaining certified taxpayer identification numbers as required under applicable law.

               (h) The taxable year end of the Company for federal income tax purposes is, and since the inception of the Company has continuously been, December 31.

               (i) The Company and the Bank have in all material respects satisfied all federal, state, local, and foreign withholding tax requirements including but not limited to income, social security, and employment tax withholding.

               (j) Neither the Company nor the Bank (A) is, or has been, a member of a group filing a consolidated, combined, or unitary tax return, other than a group the common parent of which is or was the Company, or (B) has any liability for the Taxes of any person (other than the Company and the Bank) under Treas. Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         6.19. Consolidated Net Worth. The consolidated net worth of the Company on the date of this Agreement, as determined in accordance with generally accepted accounting principles, is not less than $7,478,526.

         6.20. Examinations. To the extent consistent with law, the Company has heretofore disclosed to Zions Bancorp relevant information contained in the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to the Company issued by the Board of Governors and the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to the Bank issued by the OCC. Such information so disclosed consists of all material information with respect to the financial, operational, and legal condition of the entity under examination which is included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

         6.21. Reports. Since January 1, 1994, each of the Company and the Bank has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the Board of Governors, (b) the OCC, (c) the FDIC, (d) the United States Department of the Treasury, (e) the Division, and
(f) any other governmental or regulatory authority or agency having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

         6.22. FIRA Compliance and Other Transactions with Affiliates. Except as set forth on Schedule 6.22 hereof, (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of the Company or the Bank and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by the Company or the Bank (collectively, "Insiders") has any ongoing material transaction with the Company or the Bank on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with the Company or the Bank not in the ordinary course of business; and (c) all other extensions of credit by the Company or the Bank to any Insider have heretofore been disclosed in writing by the Company to Zions Bancorp.

         6.23. SEC Registered Securities. No equity or debt securities of the Company or the Bank are registered or required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         6.24. Legal Proceedings. Except as disclosed in the Company Financial Statements or as set forth on Schedule 6.24 hereof, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" (of which the Company or the Bank has been served with process or otherwise been given notice) or, to the best of the knowledge of the Company and the Bank , threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of the Company or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

         6.25. Absence of Governmental Proceedings. Except as set forth on
Schedule 6.25 hereof, neither the Company nor the Bank is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of the knowledge of the Company and the Bank, no such proceeding is threatened.

         6.26.  Federal Deposit Insurance.

               (a) The deposits held by the Bank are insured within statutory limits by the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1811 et seq.), and the Bank has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act.

               (b) The Bank is a member of and pay insurance assessments to the Bank Insurance Fund of the FDIC ("BIF"), and its deposits are insured by the BIF. None of the deposits of the Bank are insured by the Savings Association Insurance Fund of the FDIC ("SAIF"), and the Bank pays no insurance assessments to the SAIF.

         6.27. Other Insurance. Each of the Company and the Bank carries insurance with reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Neither the Company nor the Bank is in default with respect to any such policy which is material to it.

         6.28. Labor Matters. Neither the Company nor the Bank is a party to or bound by any collective bargaining contracts with respect to any employees of the Company or the Bank. Since their respective inceptions there has not been, nor to the best of the knowledge of the Company and the Bank was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against the Company or the Bank or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, neither the Company nor the Bank is aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

         6.29.  Employee Benefit Plans.

               (a) Schedule 6.29 hereto contains a list or brief descriptions of all pension, retire ment, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, or profit-sharing plans, any employment, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by the Company or the Bank for the employees or former employees of the Company or the Bank. The Company has previously made available and will continue to make available to Zions Bancorp for its continuing review until the Effective Date true, complete, and accurate copies of all plans and arrangements listed on Schedule 6.29, together with (i) the most recent actuarial and financial report prepared with respect to any such plans which constitute "qualified plans" under section 401(a) of the Code, and (ii) the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.

               (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under section 4971 of the Code, all of which have been fully paid, neither the Company nor the Bank has any liability with respect to any pension plan qualified under section 401 of the Code. Neither the Company nor the Bank sponsors or maintains any defined benefit plan and has never sponsored or maintained any defined benefit plan.

               (c) All "employee benefit plans," as defined in section 3(3) of ERISA, that cover one or more employees employed by the Company or the Bank (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. As of March 31, 1997, neither the Company nor the Bank had any material liability under any Plan which is not reflected on the Company Financial Statements as of such date (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). None of the Plans, the Company, the Bank, nor any trustee or administrator of the Plans has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice therefor has not been waived. Neither the Company nor the Bank has incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

               (d) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in Subsection (a) of this section, where the Company or the Bank may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person, group of persons, or entity with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

         6.30. Employee Relations. As of the date hereof, each of the Company and the Bank is, to the best of its knowledge, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and neither the Company nor the Bank is engaged in any unfair labor practice. As of the date hereof, except as set forth on Schedule 6.30 hereof, no dispute exists between the Company or the Bank and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of the Company or the Bank.

         6.31. Fiduciary Activities. The Bank is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted as of the date hereof. The Bank is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1994, the Bank has conducted, and currently is conducting, all fiduciary and custodial activities in all material respects in accordance with all applicable law.

         6.32.  Environmental Liability.

               (a) Except as set forth on Schedule 6.32 hereof, neither the Company nor the Bank is in material violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

               (b) Except as set forth on Schedule 6.32 hereof, neither the Company, the Bank, nor, to the best of the knowledge of either of them, any borrower of the Company or of the Bank has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has the Company or the Bank or, to the best of the knowledge of either of them, any borrower of the Company or of the Bank received any notification that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

               (c) To the best knowledge of the Company, the Bank, Outcalt, and Wuckert collectively, no portion of any real property at any time owned or leased by the Company or the Bank (collectively, the "Company Real Estate") has been used by the Company or the Bank for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of such person giving the warranty, no under ground tank or other underground storage receptacle for Hazardous Substances is located on any of the Company Real Estate. To the best knowledge of the Company, the Bank, Outcalt, and Wuckert collectively, in the course of its activities, neither the Company nor the Bank has generated or is generating any hazardous waste on any of the Company Real Estate in a manner which violates any Environmental Laws. To the best knowledge of the Company, the Bank, Outcalt, and Wuckert collectively, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by the Company or the Bank on, upon, or into any of the Company Real Estate. In addition, to the best of the knowledge of the Company, the Bank, Outcalt, and Wuckert collectively, except as set forth on Schedule 6.32 hereof, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Company Real Estate that, through soil or groundwater contamination, may be located on any of such Company Real Estate.

               (d) With respect to any real property at any time held as collateral for any outstanding loan by the Company or the Bank (collectively, the "Collateral Real Estate"), except as set forth on Schedule 6.32 hereof, to the best knowledge of the Company, the Bank, Outcalt, and Wuckert collectively, neither the Company nor the Bank has since January 1, 1988 received notice from any borrower thereof or third party, or has knowledge, that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

               (e) As used in this Section 6.32, each of the terms "Company" and "Bank" includes the applicable entity and any partnership or joint venture in which it has an interest.

         6.33. Intangible Property. To the best of the knowledge of the Company and the Bank, each of the Company and the Bank owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of the Company and the Bank, no material product or service offered and no material trademark, service mark, or similar right used by the Company or the Bank infringes any rights of any other person, and, as of the date hereof, neither the Company nor the Bank has received any written or oral notice of any claim of such infringement.

         6.34. Real and Personal Property. Except for property and assets disposed of in the ordinary course of business, each of the Company and the Bank possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of either the Company or the Bank, its real and personal property and other assets, including without limitation those properties and assets reflected in the Company Financial Statements as of March 31, 1997, or acquired by the Company or the Bank subsequent to the date thereof. The leases pursuant to which the Company and the Bank lease real or personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default. The real and personal property leased by either the Company or the Bank is free from any adverse claim which would materially interfere with its business or operation taken as a whole. The material properties and equipment owned or leased by the Company and the Bank are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of its normal operations.

         6.35.  Loans, Leases, and Discounts.

               (a) To the best of the knowledge of the Company and the Bank, each loan, lease, and discount reflected as an asset of the Company in the Company Financial Statements as of March 31, 1997, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $25,000 is subject to any asserted defense, offset, or counterclaim known to the Company or the Bank.

               (b) Except as set forth on Schedule 6.35 hereof, neither the Company nor the Bank holds any loans or loan-participation interests purchased from, or participates in any loans originated by, any person other than the Company or the Bank.

         6.36. Material Contracts. Neither the Company nor the Bank nor any of the assets, businesses, or operations of either of them is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.36 hereof, and (b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

         6.37. Employment and Severance Arrangements. Schedule 6.37 hereof sets forth

               (a) all employment contracts granted by the Company or the Bank to any of its officers, directors, shareholders, consultants, or other management officials and any officer, director, shareholder, consultant, or management official of any affiliate providing for increased or acceler ated compensation in the event of a change of control with respect to the Company or the Bank or any other event affecting the ownership, control, or management of the Company or the Bank; and

               (b) all employment and severance contracts, agreements, and arrangements between the Company or the Bank and any officer, director, consultant, or other management official of any of them.

         6.38. Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in Section 6.12(c) hereof are valid and in full force and effect on the date hereof. As of the date of this Agreement and as of the Effective Date, neither the Company nor the Bank is or will be in default in any material respect under any material contract, agreement, commit ment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         6.39. Capital Expenditures. Except as set forth on Schedule 6.39 hereof, neither the Company nor the Bank has any outstanding commitments in the nature of capital expenditures which in the aggregate exceed $12,500.

         6.40. Repurchase Agreements. With respect to all agreements pursuant to which the Company or the Bank has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         6.41. Internal Controls. Each of the Company and the Bank maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial state ments to provide reasonable assurance that the statements are presented fairly in conformity with generally accepted accounting principles or, in the case of the Bank and to the extent different from generally accepted accounting principles, accounting principles mandated by the OCC. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

         6.42. Dividends. Neither the Company nor the Bank has paid any dividend to its shareholders which caused its regulatory capital to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

         6.43. Brokers and Advisers. Except as set forth on Schedule 6.43 hereof, (a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or the Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or the Bank, and (b) neither the Company nor the Bank has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the trans actions contemplated by this Agreement.

         6.44.  Interest Rate Risk Management Instruments.

               (a) Schedule 6.44 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which the Company or the Bank is a party or by which any of its properties or assets may be bound.

               (b) All interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which the Company or the Bank is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of its business and, to the best of its knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially responsible at the time and are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and the Bank have duly performed in all material respects of all of their respective obligations thereunder to the extent that such obligations to perform have accrued;

and to the best of the knowledge of the Company and the Bank, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         6.45. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by the Company or the Bank hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which reasonably might materially adversely affect the business, assets, liabilities, financial condition, results of operations, or prospects of the Company or the Bank which has not been disclosed in the Company Financial Statements or a certificate delivered to Zions Bancorp by the Company. Copies of all documents referred to in this Agreement, unless prepared solely by Zions Bancorp, Val Cor, or Valley or solely by Zions Bancorp, Val Cor, or Valley and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

         6.46. Regulatory and Other Approvals. As of the date hereof, except as set forth on Schedule 6.46 hereof, the Company, the Bank, Outcalt, and Wuckert collectively are not aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation after the Effective Date of the business of the Company and the Bank as such business is carried on immediately prior to the Effective Date, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a material adverse effect upon the business, operations, activities, earnings, or prospects of the Company. As of the date hereof, the Company, the Bank, Outcalt, and Wuckert collectively are not aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation after the Effective Date of the business of the Company and the Bank as such business is carried on immediately prior to the Effective Date.

7.       Covenants of the Company and the Bank.

         The Company (on behalf of itself and the Bank) and the Bank (on behalf of itself) each hereby covenant and agree as follows:

         7.1. Rights of Access. In addition and not in limitation of any other rights of access provided to Zions Bancorp, Val Cor, and Valley herein, until the Effective Date the Company and the Bank will give to Zions Bancorp, Val Cor, and Valley and to their representatives, including their certified public accountants, KPMG Peat Marwick, full access during normal business hours to all of the property, documents, contracts, books, and records of the Company and the Bank, and such information with respect to their business affairs and properties as Zions Bancorp, Val Cor, or Valley from time to time may reasonably request.

         7.2.  Corporate Records, Contracts, etc.

               (a) The Company and the Bank will make available to Zions Bancorp, Val Cor, and Valley copies of their respective articles of incorporation and bylaws, and will make available their respective minute books, all of which shall be certified to be complete and true copies.

               (b) The Company and the Bank will make available copies of all contracts or agreements involving amounts in excess of $12,500 to which the Company or the Bank is a party, including but not limited to data processing contracts, service contracts, contracts to purchase or lease real property or equipment, guaranties, employment contracts, and insurance contracts pertain ing to fire, accident, indemnity, fidelity, health, life, hospitalization, or other employee benefits.

               (c) The Company and the Bank will furnish to Zions Bancorp, Val Cor, and Valley the following information with respect to properties owned by the Company and the Bank: (i) a brief description and location of each parcel of real property owned by the Company or the Bank, (ii) a brief description of real property covered by lease or other rental arrangements to which the Company or the Bank is a party, including a copy of the relevant leases; and (iii) a brief description of personal property with a value in excess of $12,500 covered by lease or other rental arrangements to which the Company or the Bank is a party, including a copy of the relevant leases.

         7.3. Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

               (a) The Company and the Bank will continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between April 1, 1997 and the Effective Date which it customarily prepared during the period between January 1, 1995 and March 31, 1997 and shall promptly provide Zions Bancorp with copies of all such financial statements and reports. Such financial statements and reports shall be verified by the chief financial officer of the reporting entity. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with generally accepted accounting principles applied in all material respects (except that Consolidated Reports of Condition and Consolidated Reports of Income required to be filed by the Bank under federal law may be prepared in accordance with the official instructions applicable thereto at the time of filing).

               (c) The Company and the Bank shall promptly provide Zions Bancorp with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Date, and (ii) complete copies of all minutes of meetings of its board of directors and shareholders which meetings take place between the date of this Agreement and the Effective Date, certified by the secretary or cashier or an assistant secretary or assistant cashier of the Company or the Bank, as the case may be.

         7.4. Extraordinary Transactions. Without the prior written consent of Zions Bancorp, neither the Company nor the Bank will, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by the Company or the Bank to holders of its common stock at such intervals and in such amounts as are in every case consistent with the amounts and intervals characteristic of that payer; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue, or make any distribution of its capital stock or any other securities (except for issuances of Company Common Stock upon exercise of stock options outstanding on the date of this Agreement), or grant any options to acquire such additional securities; (c) merge into, consolidate with, or sell its assets to any other corporation or person, or enter into any other transac tion or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or engage in any discussions concerning such a possible transaction except as explicitly contemplated herein; (d) convert the charter or form of entity of the Bank from that in existence on the date of this Agreement to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock;
(f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) except for increases in the ordinary course of business in accordance with past practices, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of April 1, 1997, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (i) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (j) enter into any employment or personal services contract with any person or firm, including without limitation any contract, agreement, or arrangement described in Section 6.37(a) hereof, except directly to facilitate the transactions contemplated by this Agreement; nor (k) purchase any loans or loan-participation interests from, or participate in any loans originated by, any person other than the Company or the Bank.

         7.5. Preservation of Business. Each of the Company and the Bank will
(a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) maintain the ratio of its loans to its deposits at approximately the same level as existed at December 31, 1996, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it; (c) manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1995 and 1996, and will take no action to change the percentage which its investment portfolio bears to its total assets, or to lengthen the average maturity of its investment portfolio, or of any significant category thereof, to any material extent; (d) continue in effect its present insurance coverage on all properties, assets, business, and personnel; (e) use its best efforts to preserve its business organization intact; except as otherwise consented to by Zions Bancorp, to keep available its present employees; and to preserve its present relationships with customers and others having business dealings with it; (f) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound;
(g) not amend its articles of incorporation or bylaws; and (h) not grant or expand any shareholders' rights to dissent from any merger.

         7.6 Comfort Letter. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the proxy materials, and at the Effective Date, the Company shall furnish Zions Bancorp with a letter from Wall, Smith, Bateman & Associates, Inc., in form and substance acceptable to Zions Bancorp, stating that (a) they are independent accountants with respect to the Company within the meaning of the 1933 Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of the Company included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, and (c) a reading of the Company's audited consolidated financial statements and the latest available unaudited consolidated financial statements of the Company and unaudited financial statements of the Bank and inquiries of certain officials of the Company and the Bank responsible for financial and accounting matters as to transactions and events since the date of the most recent consolidated statement of condition included in their most recent audit report with respect to the Company did not cause them to believe that (i) the Company's audited consolidated financial statements and such latest available unaudited consolidated financial statements are not stated on a basis consistent with that followed in the Company's audited consolidated financial statements; or (ii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Company's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Company as compared with the respective amounts shown in the most recent Company audited consolidated financial statements. The letter shall also cover such other matters pertaining to the Company's and the Bank's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions Bancorp.

         7.7 Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act and for purposes of qualifying the Holding Company Merger for "pooling of interests" accounting treatment. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of (a) the shares of Company Common Stock beneficially owned by such person, or the shares of Zions Bancorp Stock to be received by such person in the Holding Company Merger (the "Company Merger Shares") or any other shares of Zions Bancorp Stock held by such person during the period commencing thirty days prior to the Effective Date and ending at such time as financial results covering at least thirty days of post-Holding Company Merger combined operations have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies or (b) the Company Merger Shares except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

         7.8 Inconsistent Activities. Unless and until the Holding Company Merger has been consummated or this Agreement has been terminated in accordance with its terms, neither the Company nor the Bank will (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the Company Common Stock or any capital stock of the Bank or any significant portion the assets of either of them (whether by tender offer, merger, purchase of assets, or other transactions of any type); (b) afford any third party which may be considering any such transaction access to its properties, books or records except as required by mandatory provisions of law;
(c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If the Company or the Bank becomes aware of any offer or proposed offer to acquire any shares of its capital stock or any significant portion of its assets (regardless of the form of the proposed transaction) or of any other matter which could adversely affect this Agreement, the Holding Company Merger, or the Bank Merger, the Company and the Bank shall immediately give notice thereof to Zions Bancorp.


8.       Representations and Warranties of Zions Bancorp, Val Cor, and Valley.

         Zions Bancorp (with respect to itself, Val Cor, and Valley), Val Cor (with respect to itself and Valley), and Valley (solely with respect to itself) each represent and warrant to the Company and the Bank as follows:

         8.1. Organization, Powers, and Qualification. Each of Zions Bancorp, Val Cor, and Valley is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of Zions Bancorp, Val Cor, and Valley owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect its operation and properties in any material respect. Each of Zions Bancorp, Val Cor, and Valley is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect its operation and properties in any material respect.

         8.2. Execution and Performance of Agreement. Each of Zions Bancorp, Val Cor, and Valley has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

         8.3. Binding Obligations; Due Authorization. This Agreement constitutes the valid, legal, and binding obligations of each of Zions Bancorp, Val Cor, and Valley enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of Zions Bancorp, Val Cor, and Valley. No other corporate proceedings on the part of any of them are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

         8.4. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of Zions Bancorp, Val Cor, or Valley. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of Zions Bancorp, Val Cor, or Valley pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Holding Company Merger is approved by the Board of Governors under the BHC Act, or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the transac tions contemplated by this Agreement are approved by the OCC, the Commissioner, and the Division, violate any law, statute, rule, or regulation of any government or agency to which Zions Bancorp, Val Cor, or Valley is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the OCC, the Commissioner, and the Division.

         8.5.  Brokers and Advisers.

               (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions Bancorp, Val Cor, or Valley in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of any of them.

               (b) None of Zions Bancorp, Val Cor, nor Valley has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

         8.6. Books and Records. The books and records of each of Zions Bancorp, Val Cor, and Valley fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Each of Zions Bancorp, Val Cor, and Valley follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. Each of Zions Bancorp, Val Cor, and Valley has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of Zions Bancorp, Val Cor, and Valley has filed all material reports and returns required by any law or regulation to be filed by it.

         8.7. Financial Statements. Zions Bancorp has furnished to the Company its consolidated statement of condition as of each of December 31, 1994, December 31, 1995, December 31, 1996, and March 31, 1997, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Zions Bancorp Financial Statements"). All of the Zions Bancorp Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and (b) are in accordance with the books and records of Zions Bancorp which have been maintained in accordance with generally accepted accounting principles, and (c) fairly reflect the consolidated financial position of Zions Bancorp as of such dates, and the consolidated results of operations of Zions Bancorp for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of Zions Bancorp as of such dates.

         8.8. Absence of Certain Developments. Since March 31, 1997, there has been (a) no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Zions Bancorp, and (b) no material deterioration in the quality of the loan portfolio of Zions Bancorp or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at Zions Bancorp or in the level of its provision for credit losses or its reserve for possible credit losses.

         8.9. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by it hereunder or in connection with this Agreement or any of the trans actions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circum stances under which they were made, not misleading. There is no fact known to it which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Zions Bancorp Financial Statements or a certificate delivered by it to the Company. Copies of all documents referred to in this Agreement, unless prepared solely by the Company and the Bank or solely by the Company and the Bank and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.


9.       Closing.

         9.1. Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, One South Main Street, Suite 1380, Salt Lake City, Utah, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

         9.2. Events To Take Place at Closing. At the Closing, the following actions will be taken:

               (a) Such certificates and other documents as are required by this Agreement to be executed and delivered on or prior to the Effective Date and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

               (b) the Holding Company Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Holding Company Merger will be settled as soon thereafter as shall be reasonable under the circumstances; and then

               (c) the Bank Merger shall be effected.


10.      Termination, Damages for Breach, Waiver, and Amendment.

         10.1. Termination by Reason of Lapse of Time. This Agreement may be terminated by any party on or after March 13, 1998, by instrument duly authorized and executed and delivered to the other parties, unless the Effective Date shall have occurred on or before such date.

         10.2. Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by shareholders of the Company):

               (a) by mutual consent of the parties hereto;

               (b) by Zions Bancorp, upon written notice to the Company given at any time (i) if any of the representations and warranties of the Company, the Bank, Outcalt, or Wuckert contained in Section 6 hereof was materially incorrect when made, (ii) if any of the representations or warranties of the Company, the Bank, Outcalt, or Wuckert contained in Section 6.32(c) or 6.32(d) would have been materially incorrect when made had the underlying facts been known to the Company, the Bank, Outcalt, or Wuckert on the date of this Agreement, or (iii) in the event of a material breach or material failure by the Company or the Bank of any covenant or agreement of the Company or the Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to the Company or the Bank, as the case may be;

               (c) by the Company, upon written notice to Zions Bancorp given at any time (i) if any of the representations and warranties of Zions Bancorp, Val Cor, or Valley contained in Section 8 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by Zions Bancorp, Val Cor, or Valley of any covenant or agreement of Zions Bancorp, Val Cor, or Valley contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions Bancorp, Val Cor, or Valley, as the case may be; or

               (d) by either Zions Bancorp or the Company upon written notice given to the other if the board of directors of either Zions Bancorp or the Company shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Holding Company Merger has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the State of Colorado or the State of Utah to restrain or invalidate the transactions contemplated by this Agreement.

         10.3. Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 10.1 or Section 10.2, this Agreement shall become void and have no force or effect, without any liability on the part of Zions Bancorp, Val Cor, Valley, the Company, the Bank, their respective directors or officers or shareholders, or Outcalt or Wuckert in respect of this Agreement. Notwithstanding the foregoing, (a) as provided in
Section 11.4 of this

Agreement, the confidentiality agreement contained in that section shall survive such termination, and (b) if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable in the amount of $250,000 to the other party or parties hereto that are not affiliated with it (it being understood and agreed for the purposes of the preceding clause that Zions Bancorp, Val Cor, and Valley are parties that are affiliated with one another and that the Company, the Bank, Outcalt, and Wuckert are parties that are affiliated with one another).

         10.4. Waiver of Terms or Conditions. Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by that party (if an individual) or by the board of directors of such party (if a corporation), or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the party, board of directors, or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to it or to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

         10.5.  Amendment.

               (a) Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company or shareholders of Valley in any respect that would prejudice the economic interests of such Company shareholders or Valley shareholders, as the case may be, or any of them, except as specifically provided herein or by like action of such shareholders.

               (b) If Zions Bancorp and the Company should mutually determine (following receipt of advice of legal or other counsel) that it has become inadvisable or inexpedient to effectu ate the transactions contemplated by this Agreement through means of a sequence of mergers such as is contemplated herein, then the parties hereto agree to effect such change in the form of transac tion as described especially in Sections 1.1 and 9.2 of this Agreement by written instrument in amendment of this Agreement.


11.      General Provisions.

         11.1. Allocation of Costs and Expenses. Except as provided in this Section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this Section, (i) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Company shall be deemed to be incurred on behalf of the Company, (ii) the cost of printing and delivering the proxy statement or information statement and other materials to be transmitted to shareholders of Valley shall be deemed to be incurred on behalf of Valley, and (iii) the cost of registering under federal and state securities laws the stock of Zions Bancorp to be received by the shareholders of the Company shall be deemed to be incurred on behalf of Zions Bancorp.

         11.2.  Mutual Cooperation.

               (a) General. Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in carrying out the provisions of this Agreement and in making all filings and obtaining all necessary governmental approvals, and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

               (b) Prior to the Effective Date, the parties shall cooperate, and shall make all reasonable efforts to cause their respective data processing service providers to cooperate, to complete all reasonable steps for an orderly transfer of all applicable data tapes and processing information, and to facilitate an electronic and systematic conversion of all applicable data regarding the Bank to Zions Bancorp's own system of electronic data processing by the next business day following the Effective Date. Each party shall bear its own costs associated with the transfer of tapes and information and the conversion of data. Prior to the Effective Date, the Bank will provide all test tapes and reports necessary to complete the transfer and will provide a test tape and deconversion reports within fifteen days of the date of this Agreement, a preliminary tape and set of deconversion reports six weeks prior to the Effective Date, and an updated preliminary tape and set of deconversion reports no more than two weeks prior to the Effective Date. The Bank shall also arrange the delivery to Zions Bancorp at the main office of Zions Bancorp (or at such other location as has been designated in writing by Zions Bancorp no later than five business days before the Effective Date) no later than 6:00 a.m. Mountain time on the day immediately following the Effective Date, two duplicate final data processing conversion file packages and deconversion reports in an industry standard format.

         11.3. Form of Public Disclosures. Zions Bancorp and the Company shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

         11.4. Confidentiality. Zions Bancorp, Val Cor, Valley, the Company, the Bank, and their respective subsidiaries and Outcalt and Wuckert shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions Bancorp, Val Cor, Valley, the Company, the Bank, nor their respective subsidiaries nor Outcalt nor Wuckert shall use any of such information for any other purpose, including, without limitation, the competitive detriment of any other party. Zions Bancorp, Val Cor, and Valley, on the one hand, and the Company, the Bank, Outcalt, and Wuckert, on the other hand, shall maintain as strictly confiden tial all information each of them learns from the other and shall, at any time, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this Section 11.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

         11.5.  Claims of Brokers.

               (a) Each of the Company, the Bank, Outcalt, and Wuckert shall indemnify, defend, and hold Zions Bancorp, Val Cor, and Valley harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its or his acts in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or him or on its or his behalf with respect to Zions Bancorp, Val Cor, or Valley.

               (b) Each of Zions Bancorp, Val Cor, and Valley shall indemnify, defend, and hold the Company, the Bank, Outcalt, and Wuckert harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to the Company or the Bank.

         11.6.  Information for Applications and Registration Statement.

               (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 11.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the other parties, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

               (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in Section 11.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or every party, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

         11.7.  Standard of Materiality.

               (a) For purposes of Sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of $372,000.

               (b) For purposes of Sections 5 and 8 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of $25,178,000.

               (c) For other purposes and, notwithstanding subsections (a) and
(b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

         11.8.  Covenants of Zions Bancorp.

               (a) From the date hereof to the Effective Date, Zions Bancorp shall, contemporaneously with the filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to the Company.

               (b) Following the Effective Date neither Val Cor nor Valley will take any action to abrogate or diminish any right accorded under the articles of incorporation or by-laws of the Company or the Bank as they existed immediately prior to the Effective Date to any person who, on or prior to the Effective Date, was a director or officer of the Company or the Bank to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including without limitation reasonable attorneys fees) and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions occurring on or prior to the Effective Date. To the extent not provided by the foregoing, following the Effective Date and to the extent permitted by law, all rights to such indemnification accorded under the articles of incorporation and by-laws of the Company or the Bank to any person who, on or prior to the Effective Date, was a director or officer of the Company or the Bank shall survive the Effective Date and, following the Holding Company Merger and the Bank Merger, to the extent permitted by law, Val Cor and Valley will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the Effective Date.

         11.9. Adjustments for Certain Events. Anything in this agreement to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combina tions, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

         11.10. Stock Repurchases. The Company, the Bank, Outcalt, and Wuckert acknowledge that from time to time Zions Bancorp repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement shall be construed to abridge the right of Zions Bancorp to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions Bancorp.

         11.11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         11.12. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to one another and their undertakings vis-a-vis one another on the subject matter hereof. Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp, Val Cor, Valley, the Company, the Bank, Outcalt, Wuckert, and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         11.13. Survival of Representations, Warranties, and Covenants. The respective representations, warranties, and covenants of each party to this Agreement are hereby declared by the other parties to have been relied on by such other parties and shall survive the Effective Date for a period of two years from such date, provided that if any party should breach a representation, warranty, or covenant contained in this Agreement through fraud, deliberate misrepresentation, or other intentional tortious conduct, or through gross negligence, then the representation, warranty, or covenant so breached shall be deemed to have survived the Effective Date for the longer of a period of two years or the period within which a civil action must be commenced according to the applicable statute of limitations. Each party shall be deemed to have relied upon each and every representation and warranty of the other parties regardless of any investigation heretofore or hereafter made by or on behalf of such party.

         11.14. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         11.15. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp, Val Cor, or Valley:

           Zions Bancorporation
           One South Main Street, Suite 1380
           Salt Lake City, Utah  84111

           Attention:           Mr. Harris H. Simmons
                                President and Chief Executive Officer

With a required copy to:

           Brian D. Alprin, Esq.
           Duane, Morris & Heckscher LLP
           1667 K Street, N.W., Suite 700
           Washington, D.C.  20006

If to the Company or the Bank:

           Sky Valley Bank Corp.
           720 Main Street
           Alamosa, Colorado  81101

           Attention:           Mr. Ralph H. Outcalt
                                Chairman of the Board

With a required copy to:

           Tuck Young, Esq.
           Kettelkamp, Young & Kettelkamp, P.C.
           201 West 8th Street, Suite 540
           Pueblo, Colorado  81003

If to Outcalt or Wuckert:

           Messrs. Ralph H. Outcalt and Donald J. Wuckert
           c/o Sorum Tractor Company
           7727 Highway 160
           Alamosa, Colorado  81101


           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

           11.16. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

           11.17. Knowledge of a Party. References in this Agreement to the knowledge of a party shall mean the knowledge possessed by any of such parties or the present executive officers of such party including, without limitation, information which is or has been in the books and records of such party.

           11.18. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.


           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ZIONS BANCORPORATION



Attest:                                     By:
        ---------------------------               ------------------------------
               Dale M. Gibbons                           Harris H. Simmons
           Senior Vice President                           President and
                and Secretary                        Chief Executive Officer

                                            VAL COR BANCORPORATION, INC.



Attest:                                     By:
        ---------------------------               ------------------------------
                                                         Wayne D. Glazner
                                                           President and
                                                      Chief Executive Officer



                                            VALLEY NATIONAL BANK OF CORTEZ



Attest:                                     By:
        ---------------------------               ------------------------------
                                                        Wayne D. Glazner
                                                          President and
                                                     Chief Executive Officer




                                            SKY VALLEY BANK CORP.



Attest:                                     By:
        ---------------------------               ------------------------------
                                                        Ralph H. Outcalt
                                                      Chairman of the Board



                                            THE FIRST NATIONAL BANK IN
                                            ALAMOSA



Attest:                                     By:
        ---------------------------               ------------------------------
                                                       David E. Broyles
                                                         President and
                                                     Chief Executive Officer

-------------------------------------)
                                     )
State of Utah                        )
                                     )       ss.
County of Salt Lake                  )
                                     )
-------------------------------------)

         On this twenty-fifth day of July, 1997, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                                  ------------------------------
                                                          Notary Public

--------------------------------------)
                                      )
State of Colorado                     )
                                      )       ss.
County of Montezuma                   )
                                      )
--------------------------------------)

          On this twenty-fifth day of July, 1997, before me personally appeared Wayne D. Glazner, to me known to be the President and Chief Executive Officer of each of Val Cor Bancorporation, Inc. and Valley National Bank of Cortez, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the respective seals affixed are the respective corporate seals of said corporations.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                 ------------------------------
                                                          Notary Public

--------------------------------------
                                      )
State of Colorado                     )
                                      )       ss.
County of Alamosa                     )
                                      )
--------------------------------------)

          On this twenty-fifth day of July, 1997, before me personally appeared Ralph H. Outcalt, to me known to be the Chairman of the Board of Sky Valley Bank Corp., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                                  ------------------------------
                                                         Notary Public

--------------------------------------)
                                      )
State of Colorado                     )
                                      )
County of Alamosa                     )       ss.
                                      )
--------------------------------------)


          On this twenty-fifth day of July, 1997, before me personally appeared David E. Broyles, to me known to be the President and Chief Executive Officer of The First National Bank in Alamosa, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                  ------------------------------
                                                         Notary Public

--------------------------------------)
                                      )
State of Colorado                     )
                                      )
County of Alamosa                     )       ss.
                                      )
--------------------------------------)

          On this twenty-fifth day of July, 1997, before me personally appeared Ralph H. Outcalt and Donald J. Wuckert, each to me known, and each of whom acknowledged said instrument to be his free and voluntary act and deed, for the uses and purposes therein mentioned.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                  ------------------------------
                                                         Notary Public

         The undersigned members of the Board of Directors of Sky Valley Bank Corp. (the "Company"), acknowledging that Zions Bancorporation ("Zions Bancorp") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions Bancorp's execution of the Agreement, do individually and as a group agree, subject to their fiduciary duties to shareholders, to support the Agreement and to recommend its adoption by the other shareholders of the Company.

         The undersigned do hereby, individually and as a group, until the Effective Date or termination of the Agreement, further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of the Company or The First National Bank in Alamosa.


------------------------------                    ------------------------------


------------------------------                    ------------------------------


------------------------------                    ------------------------------

                                  SCHEDULE 1.8


                                David E. Broyles
                                 Clyde R. Jones
                                Ralph H. Outcalt
                                George W. Woodard
                                Donald J. Wuckert

                                    EXHIBIT I

                        HOLDING COMPANY MERGER AGREEMENT

                               AGREEMENT OF MERGER


         This Agreement of Merger is made and entered into as of [_______________], 1997, between VAL COR BANCORPORATION, INC. ("Val Cor"), a corporation organized under the laws of the State of Colorado, and SKY VALLEY BANK CORP. (the "Company"), a corpora tion organized under the laws of the State of Colorado. Val Cor and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

         Val Cor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [_______________], 1997, the authorized capital stock of Val Cor consisted of 500,000 shares of Common Stock, $5.00 par value, of which 306,259 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date. All of the capital stock of Val Cor is owned of record and beneficially by Zions Bancorporation, a corporation organized under the laws of the State of Utah ("Zions Bancorp").

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [_______________], 1997, the authorized capital stock of the Company consisted of 10,000 shares of Company Common Stock, $0.01 par value (the "Company Common Stock"), of which 2,200 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         Val Cor and the Company have entered into an Agreement and Plan of Reorganization, dated July 25, 1997 (the "Plan of Reorganization"), setting forth certain representations, warran ties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Val Cor (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

         The Boards of Directors of each of Val Cor and the Company deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Val Cor and the Company, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Val Cor and the Company, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of Val Cor and the Company have directed that this Agreement, and authorization for the transactions contem plated hereby, be submitted to stockholders of Val Cor and the Company respectively for approval.

         At the Effective Date (as defined in Section 1.1 below) shares of Company Common Stock shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), as provided herein.

         In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

         1.1. Merger of the Company into Val Cor. The Company shall be merged with and into Val Cor on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Colorado pursuant to section 7-111-105 of the Colorado Business Corporation Act (such date and time being referred to herein as the "Effective Date").

         1.2.     Effect of the Merger.  At the Effective Date:

                  (a) The Company and Val Cor shall be a single corporation, which shall be Val Cor. Val Cor is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

                  (b) The separate existence of the Company shall cease.

                  (c) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Colorado Business Corporation Act.

                  (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                  (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

                  (f) The Articles of Incorporation of Val Cor as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Colorado law.

                  (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Company Common Stock shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from Zions Bancorp, and shall for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the number of shares of Zions Bancorp Stock specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Common Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

         1.3.     Acts to Carry Out This Merger Plan.

                  (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Val Cor and otherwise to carry out the purposes of this Agreement.

                  (b) If, at any time after the Effective Date, Val Cor shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Val Cor its right, title, or interest in or under any of the rights, properties, or assets of the Company acquired or to be acquired by Val Cor as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Val Cor an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Val Cor and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Val Cor are fully authorized in the name of the Company or otherwise to take any and all such action.


                                   ARTICLE II

         2.1. Capitalization. The authorized shares of capital stock of Val Cor as of the Effective Date shall be 500,000 shares of Common Stock, $5.00 par value.

         2.2. By-Laws. The By-Laws of Val Cor as they exist immediately prior to the Effective Date shall be the By-Laws of Val Cor until later amended pursuant to Colorado law.


                                   ARTICLE III

         3.1. Manner of Converting Shares. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock") calculated by dividing 573,135 by the total number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

         3.2. No Fractional Shares. Zions Bancorp will not issue fractional shares of its stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times $33.50. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

         3.3. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 3.4 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 3.2 hereof.

         3.4.  Designation of Exchange Agent.

                  (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

                  (b) Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Common Stock in accordance with this Agreement.

         3.5. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 3.5, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

         3.6. Treatment of Stock Options. Each stock option to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be canceled on and as of the Effective Date.


                                   ARTICLE IV

         4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counter parts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contem plated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

         4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

         4.6. Termination. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of Val Cor and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            VAL COR BANCORPORATION, INC.



Attest:


                                             By:
                                                  ------------------------------
                                                        Wayne D. Glazner
                                                          President and
                                                     Chief Executive Officer




                                             SKY VALLEY BANK CORP.



Attest:                                      By:
                                                  ------------------------------
                                                          Ralph H. Outcalt
                                                        Chairman of the Board

--------------------------------------)
                                      )
State of Colorado                     )
                                      )
County of Montezuma                   )       ss.
                                      )
--------------------------------------)

          On this [________] day of [____________], 1997, before me personally appeared Wayne D. Glazner, to me known to be the President and Chief Executive Officer of Val Cor Bancorpo ration, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                                  ------------------------------
                                                         Notary Public

--------------------------------------)
                                      )
State of Colorado                     )
                                      )
County of Alamosa                     )       ss.
                                      )
--------------------------------------)

          On this [________] day of [____________], 1997, before me personally appeared Ralph H. Outcalt, to me known to be the Chairman of the Board of Sky Valley Bank Corp., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                                  ------------------------------
                                                         Notary Public

                                   EXHIBIT II

                              BANK MERGER AGREEMENT

                               AGREEMENT OF MERGER


         This Agreement of Merger is made and entered into as of [_______________], 1997, between VALLEY NATIONAL BANK OF CORTEZ ("Valley"), a national banking association organized under the laws of the United States and located at Cortez, County of Montezuma, State of Colorado, and THE FIRST NATIONAL BANK IN ALAMOSA (the "Bank"), a national banking association organized under the laws of the United States and located at Alamosa, County of Alamosa, State of Colorado, each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. ss. 215a). Valley and the Bank are hereinafter sometimes individually called a "Constituent Association" and collectively called the "Constituent Associations."

                                    RECITALS

         Valley is a national banking association duly organized, validly existing and in good standing under the laws of the United States. As of [_______________], 1997, the authorized capital stock of Valley consisted of 600,000 shares of Common Stock, $5.00 par value, of which 354,000 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         The Bank is a corporation duly organized, validly existing and in good standing under the laws of the United States. As of [_______________], 1997, the authorized capital stock of the Bank consisted of 2,200 shares of Bank Common Stock, $100.00 par value (the "Bank Common Stock"), of which 2,200 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         Valley and the Bank have entered into an Agreement and Plan of Reorganization, dated July 25, 1997 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of Valley with and into the Bank (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

         The Boards of Directors of each of Valley and the Bank deem the Merger advisable and in the best interests of each association and its stockholders. The Boards of Directors of each of Valley and the Bank, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Valley and the Bank, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of Valley and the Bank have directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of Valley and the Bank respectively for approval.

         At the Effective Date (as defined in Section 1.1 below) shares of Valley Common Stock shall be converted into the right to receive cash as provided herein.

         In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I

         1.1. Merger of Valley into the Bank. Valley shall be merged with and into the Bank under the charter of the latter.

         1.2.     Effect of the Merger.  At the Effective Date:

                  (a) The Bank and Valley shall be a single association, which shall be the Bank. The Bank is hereby designated as the surviving association in the Merger and is hereinafter sometimes called the "Surviving Association."

                  (b) The separate existence of Valley shall cease. The corporate existence of the Bank and Valley shall be merged into and continued in the Surviving Association as provided in 12 U.S.C. ss. 215a; and the Surviving Association shall be deemed to be the same corporation as the Bank and Valley. All assets, rights, franchises and interests of the Bank and Valley respectively, in and to every type of property (real, personal and mixed) and choses in action, as they exist at the Effective Date, shall be transferred to and vested in the Surviving Association by virtue of the Merger without any deed or other transfer. At the Effective Date and without any order or other action on the part of any court or otherwise, the Surviving Association shall hold and enjoy all rights of property, franchises and interests, including appointments, powers, designations and nominations, and all other rights and interests as trustee, executor, administrator, agent, transfer agent, and registrar of stocks and bonds, guardian of estates, assignee, receiver and conservator, and in every other fiduciary capacity, and every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Bank and Valley, respectively, immediately prior to the Effective Date.

                  (c) The Surviving Association shall be liable for all liabilities of the Bank and Valley, including liabilities arising out of the operation of a Trust Department, and (except as so provided) all deposits, debts, liabilities, obligations and contracts of the Bank and Valley, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Bank or Valley, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Association and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either the Bank or Valley shall be preserved unimpaired. At the Effective Date, the Surviving Association shall be liable for all then existing indemnification obligations of the Bank and Valley under their respective Articles of Association or By-Laws or under any other agreement. At the Effective Date, the Association shall have all rights, and shall be liable for all obligations of the Bank and Valley under all employee compensation and benefit plans and arrangements of the Bank and Valley, and such plans and related trusts, if any, shall continue in effect without any interruption or termination.

                  (d) The name of the Surviving Association shall be "Valley National Bank of Cortez."

                  (e) The business of the Surviving Association shall be that of a national banking association. This business shall be conducted by the Surviving Association at its main office which shall be located at 350 West Montezuma Avenue, Cortez, Colorado and at its legally established branches.

                  (f) The Articles of Association of Valley as they exist immediately prior to the Effective Date shall be the Articles of Association of the Surviving Association until later amended pursuant to the laws of the United States.

                  (g) At the Effective Date, the outstanding shares of the Bank shall, in the aggregate, be converted into 398,000 shares of the capital stock of the Bank, $5.00 par value.

                  (h) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Valley

Common Stock shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from the Surviving Association, and shall for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the amount of cash specified in Article III; provided that, with respect to any matters relating to stock certificates representing Valley Common Stock, the Surviving Association may rely conclusively upon the record of stockholders maintained by Valley containing the names and addresses of the holders of record of the Valley's Common Stock at the Effective Date.

         1.3. Acts to Carry Out This Merger Plan.

                  (a) Valley and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in the Bank and otherwise to carry out the purposes of this Agreement.

                  (b) If, at any time after the Effective Date, the Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in the Bank its right, title, or interest in or under any of the rights, properties, or assets of Valley acquired or to be acquired by the Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Valley and its proper officers and directors shall be deemed to have granted to the Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Bank are fully authorized in the name of Valley or otherwise to take any and all such action.


                                   ARTICLE II

         2.1. Capitalization. The authorized shares of capital stock of the Bank as of the Effective Date shall be 600,000 shares of Common Stock, $5.00 par value.

         2.2. By-Laws. The By-Laws of Valley as they exist immediately prior to the Effective Date shall be the By-Laws of the Bank until later amended pursuant to the laws of the United States.

         2.3. Directors. At and after the Effective Date, the Board of Directors of the Surviving Association will be composed of the following persons:


         The Board of Directors of the Surviving Association as so constituted shall serve until the next annual meeting or until such time as their successors have been elected and have qualified.


                                   ARTICLE III

         3.1. Manner of Converting Shares. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section

1.1 hereof, each holder of shares of Valley Common Stock other than Val Cor shall be entitled to receive from Val Cor, in exchange for each share of the common stock of Valley, $5.00 par value (the "Valley Common Stock") held of record by such stockholder as of the Effective Date, $47.25.

         3.2. Designation of Exchange Agent.

                  (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

                  (c) Val Cor will, promptly after the Effective Date, issue and deliver to Zions Bank the cash to be paid to holders of Valley Common Stock other than Val Cor in accordance with this Agreement.

         3.3. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Valley Common Stock, except to such holders as shall have waived the notice required by this Section 3.3, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of Valley.

         3.4. Treatment of Stock Options. Each stock option to purchase Valley Common Stock not exercised prior to the Effective Date shall automatically be canceled on and as of the Effective Date.


                                   ARTICLE IV

         4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counter parts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contem plated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

         4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of Valley in any respect that would prejudice the economic interests of such Valley shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

         4.6. Termination. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of Valley and the Bank at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       VALLEY NATIONAL BANK OF CORTEZ



Attest:                                By:
        --------------------------         -------------------------------------
                                                     Wayne D. Glazner
                                                       President and
                                                  Chief Executive Officer



                                       THE FIRST NATIONAL BANK IN
                                       ALAMOSA



Attest:                                By:
        ---------------------------        -------------------------------------
                                                      David E. Broyles
                                           President and Chief Executive Officer

_____________________________

State of Colorado            )
                             )
                             )    ss.
                             )
County of Montezuma          )
_____________________________


          On this [________] day of [____________], 1997, before me personally appeared Wayne D. Glazner, to me known to be the President and Chief Executive Officer of Valley National Bank of Cortez, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said association.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                            ---------------------------
                                                   Notary Public

_____________________________

State of Colorado            )
                             )
                             )    ss.
                             )
County of Alamosa            )
_____________________________


          On this [________] day of [____________], 1997, before me personally appeared David E. Broyles, to me known to be the President and Chief Executive Officer of The First National Bank in Alamosa, and acknowledged said instrument to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said association.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                            ---------------------------
                                                   Notary Public

                                   EXHIBIT III

                                VOTING AGREEMENT

                                  July 25, 1997


Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Mesdames and Gentlemen:

         The undersigned understands that Zions Bancorporation ("Zions Bancorp") is about to enter into an Agreement and Plan of Reorganization with Sky Valley Bank Corp. (the "Company") (the "Agreement"). The Agreement provides for the merger of the Company with and into Val Cor Bancorporation, Inc., a wholly-owned subsidiary of Zions Bancorp (the "Merger") and the conversion of outstanding shares of Company Stock into Zions Bancorp Common Stock and cash in lieu of fractional shares in accordance with the formula therein set forth.

         In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the Company Shareholders' Meeting contemplated by Section 4.1 of the Agreement and Plan of Reorganization (the "Meeting"), and any adjournment thereof, the under signed will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of Company Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of Company Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Company Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

         The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Agreement by the Company until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

         (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving the Company or any of its subsidiaries which would have the effect of assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate thereof over the Company or any substantial portion of its assets or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the voting of 10 percent or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management

Zions Bancorporation
July 25, 1997
Page 2



and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

         (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the Company, any of its subsidiaries or any substantial portion of the assets of the Company or any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control,
(iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company or a member of the Board of Directors of The First National Bank in Alamosa, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another (unless such other person is affiliated with the undersigned or is bound by an agreement with Zions Bancorp substantially similar to this agreement), and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.


                                                     Very truly yours,



                                                     ---------------------------


Accepted and Agreed to:
ZIONS BANCORPORATION


By:
    --------------------------

Title:
       -----------------------

Zions Bancorporation
July 25, 1997
Page 3



Name of Shareholder:


                 Shares of Common Stock of Sky Valley Bank Corp.
                               Beneficially Owned
                               As of July 25, 1997


  Name(s) of                                                      Number of
Record Owner(s)           Beneficial Ownership1/                   Shares
---------------           -----------------------                  ------







---------------
     1/ For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity other than a fiduciary capacity (other than a revocable living trust and other than a fiduciary capacity on behalf of a person who is affiliated with the shareholder or is bound by an agreement with Zions Bancorp substantially similar to this agreement) and if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares.

                                   EXHIBIT IV


                 OPINION OF KETTELKAMP, YOUNG & KETTELKAMP, P.C.

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[____________________], 1997
Page 1





                                                   [____________________], 1997



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Val Cor Bancorporation, Inc.
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

Valley National Bank of Cortez
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

         Re: Merger of Sky Valley Bank Corp. With Val Cor Bancorporation, Inc.,
             In Exchange for Stock of Zions Bancorporation; Merger of Valley National Bank of Cortez With The First National Bank in Alamosa

Mesdames and Gentlemen:

         We are special counsel to Sky Valley Bank Corp., a Colorado corporation (the "Company"), and its subsidiary, The First National Bank in Alamosa, a national banking association organized under the laws of the United States with its head office located at Alamosa, County of Alamosa, State of Colorado (the "Bank"), in connection with the merger (the "Holding Company Merger") of the Company with Val Cor Bancorporation, Inc. ("Val Cor"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorporation ("Zions Bancorp") and cash, and the merger (the "Bank Merger") of the Bank with Valley National Bank of Cortez ("Valley"), pursuant to an Agreement and Plan of Reorganization dated July 25, 1997 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Val Cor and the Company (the "Holding Company Merger Agreement") and the Agreement of Merger by and between the Bank and Valley (the "Bank Merger Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

         This opinion is provided to you pursuant to Section 4.3 of the Agreement.

         In our capacity as special counsel, we have participated in the preparation of a Regis tration Statement filed with the Securities and Exchange Commission on Form S-4 covering the

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[____________________], 1997
Page 2



shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of the Company and the articles of incorporation or association and by-laws of the Bank; the minutes of certain meetings of the respective boards of directors of the Company and the Bank; and such other corporate documents and corporate records of the Company and the Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In addition, we have interviewed officers of the Company and the Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of Zions Bancorp, Val Cor, and Valley contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than the Company, the Bank, Ralph H. Outcalt ("Outcalt"), and Donald J. Wuckert ("Wuckert") had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than the Company, the Bank, Outcalt, and Wuckert, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

         (a) Organization, Powers and Qualifications.

                  (i) The Company is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

                  (ii) The Bank is duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. All

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[____________________], 1997
Page 3



outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable. All issued and outstanding shares of the Bank are held of record by the Company directly, free and clear of any adverse claims.

         (b) Execution and Performance of Agreements. Each of the Company and the Bank has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

         (c) Absence of Violations. To the best of our knowledge, neither the Company nor the Bank is in violation of its articles of incorporation or its bylaws, or any law, regulation, ordinance, order, or restriction imposed by the United States, any state, municipality, or other political subdivision or agency thereof, or any order of any court or other competent tribunal having jurisdiction over it in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect the business, operations, or condition (financial or otherwise) of the Company or the Bank or the observance or performance by the Company or the Bank of the terms of any of the Agreements to which it is a party.

         (d) Compliance with Corporate Documents and Agreements. Neither the execution, delivery, or performance by either the Company or the Bank of any of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, constitute a breach of or default under the respective articles of incorporation or by-laws of the Company or the Bank, or any agreement or instrument to which the Company or the Bank is a party (or which is binding on either of them or its assets) or by which the Company or the Bank is bound, and will not result in the creation of any lien on, or security interest in, any of the assets of either of them.

         (e) Binding Obligations; Due Authorization. Each of the Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of the Company and the Bank, has been duly executed and delivered by each of the Company and the Bank, and constitutes a valid, legal, and binding obligation of the Company and the Bank, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator, or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of either the Company or the Bank are necessary to authorize any of the Agreements to which it is a party or the carrying out of the transactions contemplated thereby.

         (f) Absence of Default. Except for those consents (including, but not limited to, approvals, licenses, registrations, or declarations) that have been obtained, the execution and delivery by the Company and the Bank of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any governmental authority or third party. The execution and delivery by the Company and the

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[____________________], 1997
Page 4



Bank of each of the Agreements to which it is a party, the consummation of the transactions contemplated thereby, and the compliance with and fulfillment of the terms thereof by the Company and the Bank will not require any authorization, consent, approval, or exemption by any person which has not been obtained or any notice or filing which has not been given or done.

         (g) Compliance with Securities Laws. The Prospectus/Proxy Statement complies on its face as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof.

         In connection with our participation in the preparation of the Prospectus/Proxy Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we make no representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Prospectus/Proxy Statement or the Registration Statement. Nothing, however, has come to our attention that would lead us to believe that the Prospectus/Proxy Statement as of its issue date or the date hereof, or the Registration Statement as of the effective date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Prospectus/Proxy Statement or Registration Statement which has not been set forth in such amendment or supplement.

         This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.


                                             Respectfully submitted,

                                    EXHIBIT V



                 OPINION OF COMPANY AND BANK LITIGATION COUNSEL

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[____________________], 1997
Page 1






                          [____________________], 1997



Zions Bancorporation
One South Main Street, Suite 1380
Salt Lake City, Utah  84111

Val Cor Bancorporation, Inc.
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

Valley National Bank of Cortez
350 West Montezuma Avenue
Cortez, Colorado  81321-2750

         Re: Merger of Sky Valley Bank Corp. With Val Cor Bancorporation, Inc.,
             In Exchange for Stock of Zions Bancorporation

Mesdames and Gentlemen:

         We are special counsel to Sky Valley Bank Corp., a Colorado corporation (the "Company"), and its subsidiary, The First National Bank in Alamosa, a national banking association organized under the laws of the United States with its head office located at Alamosa, County of Alamosa, State of Colorado (the "Bank"), in connection with the merger (the "Holding Company Merger") of the Company with Val Cor Bancorporation, Inc. ("Val Cor"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorporation ("Zions Bancorp") and cash, and the merger (the "Bank Merger") of the Bank with Valley National Bank of Cortez ("Valley"), pursuant to an Agreement and Plan of Reorganization dated July 25, 1997 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Val Cor and the Company (the "Holding Company Merger Agreement") and the Agreement of Merger by and between the Bank and Valley (the "Bank Merger Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements"). We have been requested by the Company and SS Bank to furnish to you our opinion pursuant to Section 4.4 of the Agreement.

         In rendering the opinion that follows, we have examined the Agreements and such other documents and records as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In addition, we have interviewed officers of the Company and the Bank

Zions Bancorporation
Val Cor Bancorporation, Inc.
Valley National Bank of Cortez
[____________________], 1997
Page 2



and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In these regards, we have examined and relied upon representations of Zions Bancorp, Val Cor, and Valley contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that: (a) there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against the Company or the Bank which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company or the Bank, or which might materially and adversely affect the properties or assets thereof or which might prevent, hinder or delay the consummation of the transactions contemplated in the Agreements; and (b) all pending legal or governmental proceedings to which the Company or the Bank is a party or to which any of its property or assets is the subject, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

         This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.

                                              Respectfully submitted,

                                   EXHIBIT VI

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this [__] day of [__ ], 1997, by and between DAVID E. BROYLES ("Executive") and THE FIRST NATIONAL BANK IN ALAMOSA, a national banking association having its head office in Alamosa, Colorado (the "Bank")

                          W I T N E S S E T H T H A T :

         WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of July 25, 1997, by and between Zions Bancorporation ("Zions Bancorp"), Val Cor Bancorporation, Inc. ("Val Cor"), Valley National Bank of Cortez ("Valley"), Sky Valley Bank Corp. (the "Company"), the Bank, Ralph H. Outcalt, and Donald J. Wuckert provides that the Company will be merged into Val Cor and that Valley will be merged with and into the Bank;

         WHEREAS, Executive is the President and Chief Executive Officer of the Bank;

         WHEREAS, the Bank desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

         WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

         WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.10 of the Plan contemplates that Executive will enter into an employment agreement as a condition to the consummation of the transactions described therein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1.       Employment; Responsibilities and Duties.

         (a) The Bank hereby agrees to employ Executive, and Executive hereby agrees to serve as [__] of the Bank during the Term of Employment. Executive shall have such duties, responsibilities, and authority of an executive nature, within the service area of the Bank in Alamosa, Rio Grande, and Saguache Counties, Colorado, as shall be set forth in the bylaws of the Bank on the date of this Agreement or as may otherwise be determined by the Bank.

         (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder. During the Term of Employment, Executive shall not, without the prior written consent of the Board of Directors of the Bank, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than the Bank or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 4 hereof, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the Board of Directors of the Bank, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

         2.       Term of Employment.

         (a) The term of this Agreement ("Term of Employment") shall be the period commencing on the date hereof (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

                  (i) the third anniversary of the Commencement Date, unless the Term of Employment shall be extended by mutual written agreement of Executive and the Bank;

                  (ii) the death of Executive;

                  (iii) Executive's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

                  (iv) the discharge of Executive by the Bank "for cause," which shall mean one or more of the following:

                        (A) any willful or gross misconduct by Executive with respect to the business and affairs of the Bank, or with respect to any of their affiliates for which Executive is assigned material responsibilities or duties;

                        (B) the conviction of Executive of a felony (after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by the Bank;

                        (C) Executive's willful neglect, failure, or refusal to carry out his duties hereunder in a reasonable manner; or

                        (D) the breach by Executive of any representation or warranty in section 6(a) hereof or of any agreement contained in section 1, 4, 5, or 6(b) hereof, which breach is material and adverse to the Bank or any of its affiliates for which Executive is assigned material responsibilities or duties; or

                  (v) Executive's resignation from his position as [_________] of the Bank; or

                  (vi) the termination of Executive's employment by the Bank "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), or (iv) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

         (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

                  (i) any salary (as hereinafter defined) payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

                  (ii) such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

         (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive:

                  (i) for the period commencing on the date immediately following the Termination Date and ending upon and including the third anniversary of the Commencement Date, salary payable at the rate established pursuant to section 3(a)(i) hereof for the year in which the Termination Date occurs, in a manner consistent with the normal payroll practices of the Bank with respect to executive personnel as presently in effect or as they may be modified by the Bank from time to time; and

                  (ii) such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

         3. Compensation. For the services to be performed by Executive for the Bank under this Agreement, Executive shall be compensated in the following manner:

         (a)      Salary and Bonus.

                  (i) Salary. During the Term of Employment the Bank shall pay Executive a salary, the amount of which shall be reviewed at least annually, but which in any event shall not be less on an annual basis than the aggregate cash compensation paid to Executive by the Bank for the year ended December 31, 1996. Salary shall be payable in accordance with the normal payroll practices of the Bank with respect to executive personnel as presently in effect or as they may be modified by the Bank from time to time.

                  (ii) Discretionary Bonuses. During the Term of Employment and beginning with respect to the calendar year ending as of December 31, 1998, Executive shall be considered annually by the Executive Compensation Committee of the Board of Directors of Zions Bancorp for a discretionary bonus payment by the Bank made in accordance with the compensation policies of Zions Bancorp as presently in effect or as they may be modified by Zions Bancorp from time to time.

         (b) Value-Sharing Plan and Incentive Stock Option Plan. During the Term of Employment, Executive shall be entitled to receive units of participation under the Value-Sharing Plan and stock options under the Incentive Stock Option Plan of Zions Bancorp, as each is in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time, in such amounts and upon such terms as may be prescribed by the Executive Compensation Committee of the Board of Directors of Zions Bancorp at its sole discretion.

         (c) Employee Benefit Plans or Arrangements. During the Term of Employment, subject to the following sentence, Executive shall be entitled to participate in all employee benefit plans of Zions Bancorp, as presently in effect or as they may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

         (d) Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of Zions Bancorp as in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries.

         (e) Withholding. All compensation to be paid to Executive hereunder shall be subject to required withholding and other taxes.

         (f) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Zions Bancorp as are in effect as of the Commencement Date and as may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries.

         4.       Confidential Business Information; Non-Competition.

         (a) Executive acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and the Bank and their affiliates and the like are deemed by Zions Bancorp and the Bank to be and are in fact confidential business information either of Zions Bancorp or the Bank or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Zions Bancorp or the Bank or their affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or the Bank or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or the Bank or their affiliates. In this regard, each of Zions Bancorp and the Bank asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Zions Bancorp or the Bank, nor shall he use to the detriment of Zions Bancorp or the Bank or their affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or the Bank or their affiliates, any confidential business information obtained during the course of his employment by the Bank. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of the Bank or its affiliates.

         (b) Executive hereby agrees that from the Commencement Date until the fifth anniversary of the Commencement Date, Executive will not (i) engage in the banking business other than on behalf of the Bank or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than the Bank or its affiliates) engaged in the banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of the Bank or Zions Bancorp or any of their affiliates to engage in any action prohibited under (i) or (ii) of this section 4(b); provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executive's obligations under this section 4(b).

         (c) Executive acknowledges and agrees that irreparable injury will result to the Bank and Zions Bancorp in the event of a breach of any of the provisions of this section 4 (the "Designated Provisions") and that the Bank and Zions Bancorp will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy the Bank or Zions Bancorp may have, the Bank and Zions Bancorp shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Alamosa County, Colorado, Montezuma County, Colorado, or elsewhere, to restrain the violation or breach thereof by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

         (d) It is the desire and intent of the parties that the provisions of this section 4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular juris diction in which such adjudication is made. In addition, should any court determine that the provisions of this section 4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Bank and Zions Bancorp, to the fullest extent permitted by applicable law, the benefits intended by this section 4.

         (e) As used herein, "Designated Area" shall mean Alamosa County, Colorado.

         5. Life Insurance. In light of the unusual abilities and experience of Executive, the Bank and Zions Bancorp in their discretion may apply for and procure as owner and for their own benefit insurance on the life of Executive, in such amount and in such form as the Bank and Zions Bancorp may choose. The Bank or Zions Bancorp shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of the Bank or Zions Bancorp, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which the Bank or Zions Bancorp has applied for insurance.

         6.       Representations and Warranties.

         (a) Executive represents and warrants to the Bank that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

         (b) Executive shall indemnify, defend, and hold harmless the Bank and Zions Bancorp for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which the Bank or Zions Bancorp has incurred or to which the Bank or Zions Bancorp may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) hereof to be true and correct when made.

         7. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to the Bank:

         The First National Bank in Alamosa
         c/o Zions Bancorporation
         One South Main Street, Suite 1380
         Salt Lake City, Utah  84111

         Attention:        Mr. Harris H. Simmons
                           President and Chief Executive Officer
                           Zions Bancorporation

With a required copy to:

         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

If to Executive:

           Mr. David E. Broyles
           [________________________________]
           [________________________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         8. Assignment. Neither party may assign this Agreement or any rights or obliga tions hereunder without the consent of the other party.

         9. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contem plated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         10. Entire Agreement. This Agreement constitutes the entire understanding between the Bank and Executive relating to the subject matter hereof. Any previous agreements or under standings between the parties hereto or between Executive and the Company or the Bank regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

         (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         12. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Utah. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

         14. Affiliation. A company will be deemed to be "affiliated" with the Bank or Zions Bancorp according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         15. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                                THE FIRST NATIONAL BANK IN
                                                ALAMOSA



Attest: .....................                   By:
                                                     ---------------------------




                                                DAVID E. BROYLES



Witness: ....................                   ................................

                                   EXHIBIT VII

                               ADVISORY AGREEMENTS

                               ADVISORY AGREEMENT


         This ADVISORY AGREEMENT (the "Agreement") made and entered into this [________] day of [__] 1997, by and between [__] ("[Outcalt] [Wuckert]") and THE FIRST NATIONAL BANK IN ALAMOSA, a national banking association having its head office in Alamosa, Colorado (the "Bank")

                          W I T N E S S E T H  T H A T :

         WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of July 25, 1997, by and between Zions Bancorporation ("Zions Bancorp"), Val Cor Bancorporation, Inc. ("Val Cor"), Valley National Bank of Cortez ("Valley"), Sky Valley Bank Corp. (the "Company"), the Bank, Ralph H. Outcalt ("Outcalt"), and Donald J. Wuckert ("Wuckert") provides that the Company will be merged into Val Cor and that Valley will be merged with and into the Bank;

         WHEREAS, [Outcalt] [Wuckert] is the [Chairman of the Board] [Vice Chairman of the Board] of each of the Company and the Bank;

         WHEREAS, the Bank desires to secure the services of [Outcalt] [Wuckert] upon consummation of the transactions contemplated in the Plan;

         WHEREAS, [Outcalt] [Wuckert] is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

         WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.11 of the Plan contemplates that [Outcalt] [Wuckert] will enter into an advisory agreement as a condition to the consummation of the transactions described therein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1.       Advisory Board.

         (a) As soon as practical following the consummation of the transactions contemplated in the Plan, the Bank shall create a body known as the First National Bank in Alamosa Advisory Board (the "Advisory Board").

         (b) The purpose of the Advisory Board is to provide advice and counsel to the management and Board of Directors of the Bank upon request or as otherwise deemed appropriate or as described in the by-laws of the Bank or in resolutions of the board of directors of the Bank.


         2.       Responsibilities and Duties.

         (a) [Outcalt] [Wuckert] shall serve as the [Chairman of the Advisory Board] [Vice Chairman of the Advisory Board].

         (b) As [Chairman of the Advisory Board] [Vice Chairman of the Advisory Board], [Outcalt] [Wuckert] shall attend [and preside at] each meeting of the Advisory Board, or use best efforts to do so.

         (c) While attending meetings of the Advisory Board or otherwise considering, analyzing or discussing the business of the Bank or Val Cor, [Outcalt] [Wuckert] shall devote his full time and best efforts to the performance of his responsibilities and duties as a member of the Advisory Board.

         (d) As a member of the Advisory Board, [Outcalt] [Wuckert] shall consider and render advice on matters presented to the Advisory Board in a manner designed to serve the best interests of the Bank and shall at all times act in the best interests of the Bank.

         3.       Term of Agreement.

         (a) The term of this Agreement ("Term of Agreement") shall be the period com mencing on the date hereof (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

                  (i) the third anniversary of the Commencement Date, unless the Term of Agreement shall be extended by mutual written agreement of [Outcalt] [Wuckert] and the Bank;

                  (ii) the death of [Outcalt] [Wuckert];

                  (iii) [Outcalt] [Wuckert]'s inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of [Outcalt] [Wuckert], for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Agreement; or

                  (iv) the termination of this Agreement by the Bank "for cause," which shall mean one or more of the following:

                           (A) any willful or gross misconduct by [Outcalt]
[Wuckert] with respect to the business and affairs of the Bank;

                           (B) the conviction of [Outcalt] [Wuckert] of a felony
(after the earlier of the expiration of any applicable appeal period without perfection of an appeal by [Outcalt] [Wuckert] or the denial of any appeal as to which no further appeal or review is available to [Outcalt] [Wuckert]), whether or not committed in the course of his duties pursuant to this Agreement or in any way related to the Bank;

                           (C) [Outcalt] [Wuckert]'s willful neglect, failure,
or refusal to carry out his duties hereunder in a reasonable manner; or

                           (D) the breach by [Outcalt] [Wuckert] of any
representation or warranty in section 6(a) hereof or of any agreement contained in section 2, 5, or 6(b) hereof, which breach is material and adverse to the Bank; or

                  (v) [Outcalt] [Wuckert]'s resignation from his position as the [Chairman of the Advisory Board] [Vice Chairman of the Advisory Board]; or

                  (vi) the termination of this Agreement by the Bank "without cause," which shall be for any reason other than those set forth in subsections
(i), (ii), (iii), or (iv) of this section 3, at any time, upon the thirtieth day following notice to [Outcalt] [Wuckert].

         (b) In the event that the Term of Agreement shall be terminated for any reason other than that set forth in section 3(a)(vi) hereof, [Outcalt] [Wuckert] shall be entitled to receive any compensation due him pursuant to the terms of this Agreement as of the date of any such event.

         (c) In the event that the Term of Agreement shall be terminated for the reason set forth in section 3(a)(vi) hereof, [Outcalt] [Wuckert] shall be entitled to receive as of the date of any such event all compensation which would have been due him pursuant to the terms of this Agreement for the full Term of Agreement.

         4. Compensation. For the services to be performed by [Outcalt] [Wuckert] for the Bank under this Agreement, [Outcalt] [Wuckert] shall be compensated in the following manner:

         (a) Salary. During the Term of Agreement, the Bank shall pay [Outcalt] [Wuckert] an annual salary in the amount of $45,000. Said salary shall be payable in semi-annual installments on the six-month and annual anniversaries of the Commencement Date.

         (b) Office and Staff. During the Term of Agreement, the Bank shall provide [Outcalt] [Wuckert] with the use of an office equipped with a telephone at the Bank's offices in Alamosa, Colorado, to be available to [Outcalt] [Wuckert] at any time during business hours. While utilizing such office, [Outcalt] [Wuckert] shall be provided with normal and reasonable secretarial assistance.

         (c) Health, Vision, and Dental Insurance. During the Term of Agreement, the Bank shall provide [Outcalt] [Wuckert] with health, vision, and dental insurance coverage to substantially the same extent to which he was provided such coverage during 1996. The premiums for such insurance shall be paid by the Bank.

         (d) Withholding. All compensation to be paid to [Outcalt] [Wuckert] hereunder shall be subject to required withholding and other taxes.

         5. Confidential Business Information; Non-Competition.

         (a) [Outcalt] [Wuckert] acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and the Bank and their affiliates and the like are deemed by Zions Bancorp and the Bank to be and are in fact confidential business information either of Zions Bancorp or the Bank or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Zions Bancorp or the Bank or their affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or the Bank or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or the Bank or their affiliates. In this regard, each of Zions Bancorp and the Bank asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons in [Outcalt] [Wuckert]'s position shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. [Outcalt] [Wuckert] agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Zions Bancorp or the Bank, nor shall he use to the detriment of Zions Bancorp or the Bank or their affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or the Bank or their affiliates, any confidential business information obtained during the course of his relationship with the Bank. The foregoing shall not be construed as restricting [Outcalt] [Wuckert] from disclosing such information to the employees of the Bank or its affiliates.

         (b) [Outcalt] [Wuckert] hereby agrees that from the Commencement Date until the third anniversary of the Commencement Date, [Outcalt] [Wuckert] will not (i) engage in the banking business other than on behalf of the Bank or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than the Bank or its affiliates) engaged in the banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of the Bank or Zions Bancorp or any of their affiliates to engage in any action prohibited under (i) or (ii) of this section 5(b); provided that the ownership by [Outcalt] [Wuckert] as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of [Outcalt] [Wuckert]'s obligations under this section 5(b).

         (c) [Outcalt] [Wuckert] acknowledges and agrees that irreparable injury will result to the Bank and Zions Bancorp in the event of a breach of any of the provisions of this section 5 (the "Designated Provisions") and that the Bank and Zions Bancorp will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy the Bank or Zions Bancorp may have, the Bank and Zions Bancorp shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Alamosa County, Colorado, Montezuma County, Colorado, or elsewhere, to restrain the violation or breach thereof by [Outcalt] [Wuckert] or any affiliates, agents, or any other persons acting for or with [Outcalt] [Wuckert] in any capacity whatsoever, and [Outcalt] [Wuckert] submits to the jurisdiction of such court in any such action.

         (d) It is the desire and intent of the parties that the provisions of this section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 5 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular juris diction in which such adjudication is made. In addition, should any court determine that the provisions of this section 5 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Bank and Zions Bancorp, to the fullest extent permitted by applicable law, the benefits intended by this section 5.

         (e) As used herein, "Designated Area" shall mean Alamosa County, Colorado.

         6. Representations and Warranties.

         (a) [Outcalt] [Wuckert] represents and warrants to the Bank that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any employment agreement, to which [Outcalt] [Wuckert] is or has been a party.

         (b) [Outcalt] [Wuckert] shall indemnify, defend, and hold harmless the Bank and Zions Bancorp for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which the Bank or Zions Bancorp has incurred or to which the Bank or Zions Bancorp may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of [Outcalt] [Wuckert] in section 6(a) hereof to be true and correct when made.

         7. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder, except for notice to utilize the office provided in accordance with the provisions of section 4(b), shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communi cations shall be addressed to the appropriate address of each party as follows:

If to the Bank:

         The First National Bank in Alamosa
         c/o Zions Bancorporation
         One South Main Street, Suite 1380
         Salt Lake City, Utah  84111

         Attention:        Mr. Harris H. Simmons
                           President and Chief Executive Officer
                           Zions Bancorporation

With a required copy to:

         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

If to [Outcalt] [Wuckert]:

           Mr. [Ralph H. Outcalt][Donald J. Wuckert]
           [________________________________]
           [________________________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         8. Assignment. Neither party may assign this Agreement or any rights or obliga tions hereunder without the consent of the other party.

         9. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contem plated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         10. Entire Agreement. This Agreement constitutes the entire understanding between the Bank and [Outcalt] [Wuckert] relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between [Outcalt] [Wuckert] and the Company or the Bank regarding the subject matter hereof, including without limitation the terms and conditions of compensation, benefits, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

         (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         12. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Utah. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

         14. Affiliation. A company will be deemed to be "affiliated" with the Bank or Zions Bancorp according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         15. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                                THE FIRST NATIONAL BANK IN
                                                ALAMOSA



Attest:                                         By:
         -----------------------                      --------------------------



                                                [RALPH H. OUTCALT]
                                                [DONALD J. WUCKERT]



Witness:
         -----------------------                 -------------------------------
                                       -7-

                                  EXHIBIT VIII

                    OPINION OF DUANE, MORRIS & HECKSCHER LLP

                                           [____________________], 1997



Sky Valley Bank Corp.
720 Main Street
Alamosa, Colorado  81101

The First National Bank in Alamosa
720 Main Street
Alamosa, Colorado  81101

         Re: Merger of Sky Valley Bank Corp. With Val Cor Bancorporation, Inc., In Exchange for Stock of Zions Bancorporation

Mesdames and Gentlemen:

         We are special counsel to Zions Bancorporation, a corporation organized under the laws of the State of Utah with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bancorp"), its wholly-owned subsidiary, Val Cor Bancorporation, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Cortez, County of Montezuma, State of Colorado ("Val Cor"), and its subsidiary, Valley National Bank of Cortez, a national banking association organized under the laws of the United States with its head office located at Cortez, County of Montezuma, State of Colorado ("Valley"), in connection with the merger (the "Holding Company Merger") of Sky Valley Bank Corp., a corporation organized under the laws of the State of Colorado with its head office located at Alamosa, County of Alamosa, State of Colorado (the "Company"), with and into Val Cor in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp and cash pursuant to an Agreement and Plan of Reorganization dated July 25, 1997 (the "Agreement") and an Agreement of Merger dated as of [____________], 1997 (the "Merger Agreement"), and in connection with the merger (the "Bank Merger") of The First National Bank of Alamosa, a national banking association organized under the laws of the United States with its head office located at Alamosa, County of Alamosa, State of Colorado and a wholly-owned subsidiary of the Company (the "Bank"), with Valley pursuant to the Agreement and an Agreement of Merger dated as of [____________], 1997 (the "Bank Merger Agreement") (the Agreement, the Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

         This opinion is provided to you pursuant to Section 5.3 of the Agreement.

         In our capacity as special counsel, we have participated in the preparation of a Regis tration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined executed copies of the Agreements and the exhibits and schedules appended thereto; the articles of incorporation or association and by-laws of Zions Bancorp, Val Cor, and Valley; the minutes of certain meetings of the board of directors of Zions Bancorp, Val Cor, and Valley; and such other corporate documents and corporate records of Zions Bancorp, Val Cor, and Valley as we have deemed necessary or appropriate for the purpose of rendering the following opinions. We have also examined [set forth regulatory approvals, consents and waivers]. In addition, we have interviewed officers of Zions Bancorp, Val Cor, and Valley and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of the Company, the Bank, Ralph H. Outcalt, and Donald J. Wuckert contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions Bancorp, Val Cor, and Valley had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than Zions Bancorp, Val Cor, and Valley, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. In rendering the opinion set forth in paragraph (e) hereof, we have assumed that neither the Company nor the Bank is subject to any order or directive from, or memorandum of understanding or similar supervisory agreement entered into with, any bank regulatory authority which would necessitate the receipt of approvals or consents from any such bank regulatory authority prior to consummation of the transactions contemplated in the Agreements other than those approvals and consents contemplated in the Agreement and Plan of Reorganization and those generally applicable to such transactions.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

         (a)      Organization, Powers and Qualifications.

                  (i) Zions Bancorp is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

                  (ii) Val Cor is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

                  (iii) Valley is a national banking association which is duly organized, validly existing, and in good standing under the laws of the United States and has the corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of Valley are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened.

         (b) Execution and Performance of Agreements. Each of Zions Bancorp, Val Cor, and Valley has the corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

         (c) Compliance with Corporate Documents. Neither the execution, delivery, or performance by Zions Bancorp, Val Cor, or Valley of the Agreements nor the consummation of the transactions contemplated therein will violate, conflict with, or constitute a breach of or default under the respective articles of incorporation or association or by-laws of Zions Bancorp, Val Cor, or Valley.

         (d) Binding Obligations; Due Authorization. Each of the Agreements to which it is a party has been duly authorized by all necessary corporate action on the part of each of Zions Bancorp, Val Cor, and Valley, has been duly executed and delivered by each of Zions Bancorp, Val Cor, and Valley, and constitutes a valid, legal, and binding obligation of Zions Bancorp, Val Cor, or Valley, as the case may be, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of any of Zions Bancorp, Val Cor, or Valley are necessary to authorize any of the Agreements to which it is a party or the carrying out of the transactions contemplated thereby.

         (e) Regulatory Approvals. All approvals or waivers required to be obtained from the Federal Reserve Bank of San Francisco, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Colorado Division of Banking, and the Department of Financial Institutions of the State of Utah to consummate the transactions contemplated by the Agreement have been obtained. Except for those approvals or waivers, the execution and delivery by Zions Bancorp, Val Cor, and Valley of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any bank regulatory authority.

         (f) Issuance of Zions Bancorp Common Stock. The shares of the Common Stock of Zions Bancorp, no par value, to be issued by Zions Bancorp pursuant to the Agreement and the Holding Company Merger Agreement, when issued pursuant to and in accordance with the Agreement and the Holding Company Merger Agreement, will be duly authorized and legally issued, fully paid, and non-assessable.

         (g)      Compliance with Securities Laws.

                  (i) The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act with respect to the Registration Statement.

                  (ii) The Registration Statement complies on its face as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof.

         In connection with our participation in the preparation of the Registration Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we make no representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Registration Statement or the Prospectus/Proxy Statement. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement as of the effective date or the date hereof, or the Prospectus/Proxy Statement as of the issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or Prospectus/Proxy Statement and which has not been set forth in such amendment or supplement.

         This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.


                                            Very truly yours,